Exhibit 2.1

Execution Version

ARRANGEMENT AGREEMENT

AMONG

BROOKFIELD ASSET MANAGEMENT INC.

and

BROOKFIELD ASSET MANAGEMENT LTD.

and

BROOKFIELD ASSET MANAGEMENT ULC

and

2451634 ALBERTA INC.

September 23, 2022

- i -

ARRANGEMENT AGREEMENT

This Arrangement Agreement made as of the 23rd day of September, 2022,

AMONG:

BROOKFIELD ASSET MANAGEMENT INC., a corporation existing under the laws of Ontario,

(hereinafter referred to as the “Corporation”)

- and -

BROOKFIELD ASSET MANAGEMENT LTD., a corporation existing under the laws of British Columbia,

(hereinafter referred to as the “Manager”)

- and -

BROOKFIELD ASSET MANAGEMENT ULC, an unlimited liability company existing under the laws of British Columbia,

(hereinafter referred to as the “Asset Management Company”)

- and -

2451634 ALBERTA INC., a corporation existing under the laws of Alberta,

(hereinafter referred to as “Subco”)

WHEREAS the Corporation is comprised of two distinct businesses: (i) a leading global alternative asset management business (the “Asset Management Business”), and (ii) a business focused on compounding capital over time through its investments in several operating businesses (the “Remaining Business”);

AND WHEREAS the Corporation wishes to divide its businesses into two publicly traded companies: (i) the Manager, a pure play asset manager which will hold 25% of the Asset Management Business, and (ii) the Corporation, which will hold the Remaining Business and 75% of the Asset Management Business, by means of the Pre-Arrangement Reorganization and the Arrangement (as such terms are defined herein);

AND WHEREAS on completion of the Arrangement, (i) 100% of the Asset Management Business will be held by the Asset Management Company, directly and indirectly through its Subsidiaries, (ii) the Corporation and the Manager will hold 75% and 25%, respectively, of the Asset Management Company, (iii) the Corporation Shareholders (as defined herein) will hold shares of the Manager, (iv) the Corporation will change its name to “Brookfield Corporation”, and (v) the Class A Shares will be listed and posted for trading on the NYSE and the TSX (as such terms are defined herein);

AND WHEREAS the Parties will participate in the Pre-Arrangement Reorganization (as such terms are defined herein);

AND WHEREAS it is intended that, for U.S. federal income tax purposes, certain of the transactions pursuant to the Pre-Arrangement Reorganization and the Arrangement shall be treated as an integrated series of steps constituting a reorganization within the meaning of Section 368 of the Code (as defined herein) and a distribution by the Corporation of the stock of the Manager (constituting “control” of the Manager, within the meaning of Section 368(c) of the Code) that, together with the other members of the Manager’s “separate affiliated group” (within the meaning of Section 355(b)(3) of the Code), conducts the Asset Management Business, to which Section 355(a) of the Code applies, and that this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g);

AND WHEREAS the Corporation Board (as defined herein) has reviewed the terms and conditions of the Arrangement and, for the reasons set out in the Meeting Materials (as defined herein), has unanimously concluded, that the Arrangement is in the best interests of the Corporation;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties hereby covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions.

In this Agreement, including the recitals hereto, other than the schedules and unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

“Affiliate” means, in respect of any Person, another Person if: (i) one of them is the Subsidiary of the other; or (ii) each of them is Controlled by the same Person.

“Agreement” means this arrangement agreement, including the schedules attached hereto, as supplemented or amended from time to time.

“Applicable Law” means in respect of any Person: (i) any applicable domestic or foreign law including any statute, subordinate legislation or treaty; and (ii) any applicable guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of a Governmental Authority having the force of law.

“Arrangement” means an arrangement under Section 182 of the OBCA in accordance with the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments, variations or supplements to the Plan of Arrangement made in accordance with its terms, the terms of this Agreement or made at the direction of the Court.

“Arrangement Resolution” means the special resolution approving the Plan of Arrangement to be considered at the Meeting, to be substantially in the form and content attached as Appendix “A” to the Circular.

“Articles of Arrangement” means the articles of arrangement of the Corporation in respect of the Arrangement, to be filed with the OBCA Director pursuant to Section 183(1) of the OBCA after the Final Order is made, which shall include the Plan of Arrangement.

“Asset Management Business” has the meaning given to such term in the Preamble to this Agreement.

“Asset Management Company” has the meaning given to such term in the Preamble to this Agreement.

“Business Day” means a day, other than a Saturday, Sunday or statutory or civic holiday in both Ontario and British Columbia, when banks are generally open for the transaction of business in both Toronto, Ontario and Vancouver, British Columbia.

“Canadian Tax Opinion” means an opinion of Torys LLP to be dated at or prior to the Effective Date, addressed to the Corporation Board and the Manager Board and otherwise in a form acceptable to the Corporation Board, confirming the Canadian federal income tax consequences of certain aspects of the Pre-Arrangement Reorganization and the Arrangement to the Parties.

“Circular” means the management information circular of the Corporation, including all appendices and schedules thereto, and any information incorporated by reference therein, to be sent to the Corporation Shareholders in connection with the Meeting, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” means, when applied to a relationship between two Persons, that a Person (the “first Person”) is considered to control another Person (the “second Person”) if: (i) the first Person, directly or indirectly, beneficially owns or exercises control or direction over securities, interests or contractual rights of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, or a majority of any other Persons who have the right to manage or supervise the management of the business and affairs of the second Person, unless that first Person holds the securities, interests or rights only to secure a debt or similar obligation; (ii) the second Person is a partnership, other than a limited partnership, and the first Person, together with any Person Controlled by the first Person, holds more than 50% of the interests (measured by votes or by value) of the partnership; or (iii) the second Person is a limited partnership and the general partner of the limited partnership is the first Person or any Person Controlled by the first Person, and the term “Controlled” has a corresponding meaning.

“Corporation” has the meaning given to such term in the Preamble to this Agreement.

“Corporation Affected Preference Shares” means the Corporation Class A Preference Shares, Series 8 and the Corporation Class A Preference Shares, Series 9.

“Corporation Board” means the Board of Directors of the Corporation as constituted from time to time.

“Corporation Class A Preference Shares” means the Class A Preference Shares in the capital of the Corporation, issuable in series.

“Corporation Class AA Preference Shares” means the Class AA Preference Shares in the capital of the Corporation, issuable in series.

“Corporation Class A Shares” means the Class A Limited Voting Shares in the capital of the Corporation.

“Corporation Class B Shares” means the Class B Limited Voting Shares in the capital of the Corporation.

“Corporation Disclosure Letter” means the confidential disclosure letter executed and delivered by the Corporation to the Manager, the Asset Management Company and Subco in connection with the execution of this Agreement, as may be amended and/or supplemented pursuant to Section 6.2 of this Agreement.

“Corporation Escrowed Share” means an award of a non-voting common share of one or more private companies pursuant to the Corporation Escrowed Stock Plan.

“Corporation Escrowed Stock Plan” means the escrowed stock plan of the Corporation.

“Corporation Escrowed Stock Plan Share Reserve Increase Resolution” means the ordinary resolution of holders of Corporation Class A Shares and Corporation Class B Shares approving an increase in the number of Corporation Class A Shares issuable on the exchange of Corporation Escrowed Shares pursuant to the Corporation Escrowed Stock Plan to be considered at the Meeting.

“Corporation MSOPs” means the management share option plans of the Corporation.

“Corporation New Option” means a new option to acquire Corporation Class A Shares pursuant to a Corporation MSOP and granted by the Corporation to a holder of a Corporation Option in connection with the Arrangement.

“Corporation New Preference Shares” means the new Corporation Class A Preference Shares to be issued in the Arrangement to the holders of the Corporation Affected Preference Shares.

“Corporation Option” means an option to acquire Corporation Class A Shares awarded pursuant to a Corporation MSOP.

“Corporation Shareholders” means collectively the holders of Corporation Class A Shares, the holders of Corporation Class B Shares and the holders of Corporation Affected Preference Shares, entitled to receive notice of the Meeting and vote on the Arrangement Resolution, in accordance with the Interim Order.

“Court” means the Ontario Superior Court of Justice.

“Effective Date” means the date upon which the Arrangement becomes effective as established by the date shown on the Certificate of Arrangement.

“Effective Time” means 3:01 a.m. Toronto local time on the Effective Date, or such other time as may be required.

“Encumbrance” means any mortgage, charge, pledge, lien, hypothec, security interest, encumbrance, adverse claim or right of any third party to acquire or restrict the use of property.

“Final Order” means the final order of the Court or, if appealed, the final order affirmed by an appellate court, approving the Arrangement, pursuant to Section 182 of the OBCA.

“Governmental Authority” means any multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or quasi-governmental entity or municipality, or political or other subdivision thereof, department, commission, board, self-regulating authority, regulatory body, bureau, branch, or authority, or any agency or instrumentality of any such government, governmental or quasi-governmental entity or municipality, or political or other subdivision thereof, or any federal, provincial, territorial, state, local or foreign court, commission, board, agency, arbitrator or other tribunal, and any other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of government, and any official of any of the foregoing, including any securities commission or stock exchange.

“Intended U.S. Tax Treatment” has the meaning given to it in Section 2.6 of this Agreement.

“Interested Corporation Class A Shareholder” means, at the applicable time, a holder of Corporation Class A Shares who is, for the purposes of voting on the Arrangement Resolution: (i) an “interested party” within the meaning of MI 61-101 or otherwise required to be excluded for the purposes of a vote on the Arrangement Resolution under the requirements of MI 61-101; (ii) a “control person” of the Corporation within the meaning of OSC Rule 56-501 — Restricted Shares; (iii) an “affiliate” of the Corporation within the meaning of the Securities Act, or (iv) a Person that beneficially owns, directly or indirectly, securities of the Corporation carrying more than 20% of the votes attaching to the Corporation’s voting securities and any associate, affiliate or insider of such a Person or any other Person excluded pursuant to paragraph 624(n) of the TSX Company Manual.

“Interim Order” means the interim order of the Court in respect of the Arrangement, as it may be varied or amended, as contemplated by Section 2.3 of this Agreement.

“Manager” has the meaning given to such term in the Preamble to this Agreement.

“Manager Board” means the Board of Directors of the Manager as constituted from time to time.

“Manager Class A Preference Shares” means the Class A Preference shares in the capital of the Manager, issuable in series.

“Manager Class A Shares” means the Class A Limited Voting Shares in the capital of the Manager.

“Manager Class B Shares” means the Class B Limited Voting Shares in the capital of the Manager.

“Manager Escrowed Share” means an award of a non-voting common share of one or more private companies pursuant to the Manager Escrowed Stock Plan.

“Manager Escrowed Stock Plan” means the escrowed stock plan of the Manager to be adopted in connection with the Arrangement.

“Manager Escrowed Stock Plan Resolution” means the ordinary resolution of holders of Corporation Class A Shares and Corporation Class B Shares approving the Manager Escrowed Stock Plan to be considered at the Meeting.

“Manager MSOP” means the management share option plan of the Manager to be adopted in connection with the Arrangement.

“Manager MSOP Resolution” means the ordinary resolution of holders of Corporation Class A Shares and Corporation Class B Shares approving the Manager MSOP to be considered at the Meeting.

“Manager Option” means an option to acquire Manager Class A Shares pursuant to the Manager MSOP and granted by the Manager to a holder of a Corporation Option in connection with the Arrangement.

“Manager Special Limited Voting Shares” means the Special Shares, Series 1, in the capital of the Manager.

“material adverse effect” means, in respect of any corporation or company, any change, event, fact, circumstance or occurrence that has, or would reasonably be expected to have, a material and adverse effect upon the business, assets, liabilities, capitalization, financial condition or results of operation of that corporation or company and its Subsidiaries considered as a whole.

“Meeting” means the special meeting of Corporation Shareholders (including any adjournment or postponement thereof) to be called and held in accordance with the Interim Order to consider, and if deemed advisable, to approve, the Arrangement Resolution, the Corporation Escrowed Stock Plan Share Reserve Increase Resolution, the Manager MSOP Resolution and the Manager Escrowed Stock Plan Resolution and the other matters set out in the notice of meeting accompanying the Circular.

“Meeting Materials” means the notice of meeting, the Circular, the letter of transmittal and election form and the form of proxy in respect of the Meeting which accompanies the Circular.

“MI 61-101” means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions.

“misrepresentation” means an untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

“NYSE” means the New York Stock Exchange.

“OBCA” means the Business Corporations Act (Ontario) and the regulations made thereunder, each as amended from time to time.

“OBCA Director” means the Director appointed pursuant to Section 278 of the OBCA.

“Party” means a party to this Agreement.

“Person” means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof.

“Plan of Arrangement” means the plan of arrangement attached as Schedule “A”, as amended, varied or supplemented in accordance with the terms thereof, the terms of this Agreement or made at the discretion of the Court.

“Pre-Arrangement Reorganization” means the transactions and actions for certain reorganizations and the transfer of the assets and liabilities of the Corporation and its Subsidiaries relating to the Asset Management Business to the Asset Management Company, as further described in the Corporation Disclosure Letter.

“Relationship Agreement” means the relationship agreement among the Corporation, the Manager and the Asset Management Company to be entered into following the Arrangement, which will govern aspects of their relationship.

“Remaining Business” has the meaning given to such term in the Preamble to this Agreement.

“Representatives” means, collectively, the directors, officers, employees and agents of a Party at any time and their respective heirs, executors, administrators and other legal representatives.

“Securities Act” means the Securities Act (Ontario) and the regulations made thereunder, each as amended from time to time.

“Services Agreements” means (i) the Asset Management Services Agreement between the Manager and the Asset Management Company to be entered into following the Arrangement, which will provide for, among other things, the provision of services by the Manager to the Asset Management Company and its Subsidiaries, and (ii) the Transitional Services Agreement among the Corporation, the Manager and the Asset Management Company to be entered into following the Arrangement, which will provide for, among other things, the provision of certain services on a transitional basis.

“Specified Corporation” has the meaning given to such term in subsection 55(1) of the Tax Act.

“Subco” has the meaning given to such term in the Preamble of this Agreement.

“Subco Shares” means the common shares in the capital of Subco.

“Subsidiary” means, at a particular time, a Person Controlled, directly or indirectly, by another Person.

“Tax Act” means the Income Tax Act (Canada), as amended, including the regulations promulgated thereunder.

“Tax Matters Agreement” means the tax matters agreement among the Corporation, the Manager and the Asset Management Company to be entered into on or before the Effective Date, and effective immediately following the completion of the “Corporation Spin-off Butterfly” transactions as part of the Arrangement, which will govern certain matters relating to Taxes.

“Taxes” includes all applicable present and future income taxes, capital taxes, stamp taxes, charges to tax, withholdings, sales and use taxes, value added taxes and goods and services taxes, harmonized sales taxes and all penalties, interest and other payments on or in respect thereof.

“Tax Opinions” means the Canadian Tax Opinion and the U.S. Tax Opinion.

“Transaction Costs” means all fees, costs and expenses incurred directly in connection with the Pre-Arrangement Reorganization and the Arrangement, including financing fees, advisory and other professional expenses and printing and mailing costs associated with the Meeting Materials, but specifically excludes fee, costs, expenses and payment obligations incurred in connection with an obligation to indemnify as set forth in the Tax Matters Agreement.

“Treasury Regulations” means the final, temporary or proposed U.S. federal income tax regulations promulgated under the Code, as such tax regulations may be amended from time to time.

“TSX” means the Toronto Stock Exchange.

“U.S. Securities Act” means the United States Securities Act of 1933 as amended, and the rules and regulations promulgated thereunder.

“U.S. Tax Opinion” means an opinion of Weil, Gotshal & Manges LLP to be dated at or prior to the Effective Date, addressed to the Corporation Board and the Manager Board and otherwise in a form acceptable to the Corporation Board, confirming the U.S. federal tax consequences of certain transactions pursuant to the Pre-Arrangement Reorganization and the Arrangement.

1.2	Construction.

In this Agreement, unless otherwise expressly stated or the context otherwise requires:

(a)	the division of this Agreement into Articles and Sections and the use of headings are for convenience of reference only and do not affect the construction or interpretation hereof;

(b)

the words “hereunder”, “hereof” and similar expressions refer to this Agreement and not to any particular Article or Section and references to “Articles” and “Sections” are to Articles and Sections of this Agreement;

(c)

words importing the singular include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures, Governmental Authorities and other entities;

(d)	the word “including” means “including without limiting the generality of the foregoing”;

(e)	if any date on which any action is required to be taken under this Agreement is not a Business Day, such action will be required to be taken on the next succeeding Business Day;

(f)	a reference to time is to local time in Toronto, Ontario; and

(g)	a reference to the knowledge of a Party means to the best of the knowledge of any of the executive officers of such Party after reasonable enquiry.

1.3	Currency.

All references to currency herein are to lawful money of Canada unless otherwise specified.

1.4	Corporation Disclosure Letter.

The Corporation Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed unless (i) it is required to be disclosed pursuant to Applicable Law unless such Applicable Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes or (ii) a Party needs to disclose it in order to enforce its rights under this Agreement.

1.5	Schedules.

The following schedule is attached to this Agreement and forms a part hereof:

Schedule A — Plan of Arrangement

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement.

Each of the Parties agrees that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and on the terms set forth in the Plan of Arrangement.

2.2	Effective Date and Effective Time.

The Arrangement will become effective on the Effective Date, and commencing at the Effective Time, the steps to be carried out pursuant to the Arrangement will become effective in the order set out in the Plan of Arrangement without any further act or formality, except as contemplated in the Plan of Arrangement.

2.3	Interim Order.

As soon as reasonably practicable following the execution of this Agreement, the Corporation will apply to the Court pursuant to Section 182 of the OBCA and prepare, file and diligently pursue an application for the Interim Order, which will provide, among other things:

(a)

for the calling and holding of the Meeting for the purpose, among other things, of considering the Arrangement Resolution, the Corporation Escrowed Stock Plan Share Reserve Increase Resolution, the Manager MSOP Resolution and the Manager Escrowed Stock Plan Resolution;

(b)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Meeting and for the manner in which such notice is to be provided;

(c)

that the requisite approval for the Arrangement Resolution will be: (i) not less than 66 2⁄3% of the votes cast by the holders of Corporation Class A Shares and holders of Corporation Affected Preference Shares, voting together, present in person or represented by proxy at the Meeting; (ii) not less than 66 2⁄3% of the votes cast by the holders of Corporation Class B Shares present in person or represented by proxy at the Meeting; and (iii) not less than a majority of the votes cast by the holders of Corporation Class A Shares present in person or represented by proxy at the Meeting, other than votes cast in respect of Corporation Class A Shares that are beneficially owned by any Interested Corporation Class A Shareholders or over which control or direction is exercised by any Interested Corporation Class A Shareholder;

(d)

that, in all other respects, the terms, conditions and restrictions of the Corporation’s articles and by-laws, including quorum requirements for the Corporation Shareholders, and all other matters, shall apply in respect of the Meeting;

(e)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(f)	for the confirmation of the record date for the Meeting;

(g)	that the Meeting may be adjourned or postponed from time to time by the Corporation without the need for additional approval of the Court; and

(h)

in seeking the Interim Order, the Corporation shall advise the Court that it is the Corporation’s intention to rely upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the securities of the Manager and the Corporation based on the Court’s approval of the Arrangement.

2.4	Meeting and Meeting Materials.

Subject to the terms of this Agreement and the receipt of the Interim Order:

(a)

the Corporation will convene and conduct the Meeting in accordance with the Interim Order and Applicable Law as soon as reasonably practicable for the purpose of considering the Arrangement Resolution, the Corporation Escrowed Stock Plan Share Reserve Increase Resolution, the Manager MSOP Resolution and the Manager Escrowed Stock Plan Resolution (and any other proper purpose as may be set out in the Meeting Materials); and

(b)

the Corporation will: (i) prepare the Meeting Materials (and any necessary amendments or supplements to the Circular), together with any other documents required by Applicable Law in connection with the Meeting; and (ii) cause the Meeting Materials and other documentation required under Applicable Law in connection with the Meeting to be mailed and filed as required by the Interim Order and in accordance with Applicable Law. The Parties will cooperate in the preparation of any amendment or supplement to the Meeting Materials as required or appropriate, and the Corporation will promptly mail or otherwise publicly disseminate any amendment or supplement to the Meeting Materials to the Corporation Shareholders in accordance with the Interim Order and, if required by the Court or Applicable Law, file the same with any Governmental Authority.

2.5	Effecting the Arrangement and Ancillary Filings with the OBCA Director.

Subject to the rights of termination contained in Section 6.3, upon the Corporation Shareholders approving the Arrangement as set out in the Interim Order, the Corporation obtaining the Final Order and the satisfaction (or waiver, if applicable) of the other conditions herein contained in favour of each of the Parties, the Parties covenant and agree to, on a date and at a time to be determined exclusively by the Corporation, file with the OBCA Director any and all documents (including, with respect to the filing to be made pursuant to subsection 183(1) of the OBCA, the Articles of Arrangement) and to exchange (to the extent not previously exchanged) such other documents as may be necessary or desirable to give effect to the Arrangement and implement the Plan of Arrangement on such date. The closing of the Arrangement will take place at the offices of Torys LLP, Suite 3300, 79 Wellington Street West, Toronto, Ontario M5K 1N2 at 8:00 a.m. (Toronto local time) on the Effective Date, or at such other time and place as may be agreed to by the Parties.

2.6	Intended U.S. Tax Treatment.

Each Party hereto intends that, for U.S. federal income tax purposes, certain of the transactions pursuant to the Pre-Arrangement Reorganization and the Arrangement shall be treated as an integrated series of steps constituting a reorganization within the meaning of Section 368 of the Code and a distribution by the Corporation of stock of the Manager (constituting “control” of the Manager, within the meaning of Section 368(c) of the Code) that, together with the other members of the Manager’s “separate affiliated group” (within the meaning of Section 355(b)(3) of the Code), conducts the Asset Management Business, to which Section 355(a) of the Code applies (the “Intended U.S. Tax Treatment”), and that this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). No Party hereto nor any of their Affiliates shall take any position for U.S. federal, state, local or non-U.S. income or franchise tax purposes, or any other tax reporting position, which is inconsistent with the foregoing unless required to do so by Applicable Law.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Mutual Representations and Warranties.

Each Party represents and warrants to each of the other Parties as follows and acknowledges that the other Parties are relying on such representations and warranties in connection with entering into this Agreement and consummating the Arrangement:

(a)

it is duly incorporated, amalgamated or continued and is validly existing under the laws of its governing jurisdiction and has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder;

(b)

except as disclosed in the Circular or in writing to the other Parties, the execution and delivery of this Agreement by it and the completion by it of the transactions contemplated herein do not and will not:

(i)	result in the breach of, or violate any term or provision of, its articles or by-laws;

(ii)

conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which it is a party or by which it is bound, or to which any assets of such Party are subject, or result in the creation of any Encumbrance upon any of its assets under any such agreement or instrument, or give to others any interest or right, including rights of purchase, termination cancellation or acceleration, under any such agreement, instrument, license, permit or authority, which in any case would have a material adverse effect on it; or

(iii)

violate any provisions of any Applicable Law or any judicial or administrative award, judgement, order or decree applicable and known to it, the violation of which would have a material adverse effect on it;

(c)

no dissolution, winding-up, bankruptcy, liquidation or similar proceeding has been commenced or is pending or, to such Party’s knowledge, is proposed in respect of it, except as contemplated by the Plan of Arrangement; and

(d)

the execution and delivery of this Agreement and the completion of the transaction contemplated herein have been duly approved by its board of directors, and this Agreement constitutes a valid and binding obligation of such Party enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity and limitations upon the enforcement of indemnification for fines or penalties imposed by law.

3.2	Representations and Warranties of the Corporation.

The Corporation represents and warrants to each of the other Parties as follows and acknowledges that the other Parties are relying on such representations and warranties in connection with entering into this Agreement and consummating the Arrangement:

(a)

the authorized capital of the Corporation consists of an unlimited number of Corporation Class A Preference Shares, an unlimited number of Corporation Class AA Preference Shares, an unlimited number of Corporation Class A Shares, and 85,120 Corporation Class B Shares; and

(b)	as at the date of this Agreement, the Corporation is the owner of all of the issued and outstanding shares of the Asset Management Company, with good and marketable title thereto.

3.3	Representations and Warranties of the Manager.

The Manager represents and warrants to each of the Parties as follows and acknowledges that the Parties are relying on such representations and warranties in connection with entering into this Agreement and consummating the Arrangement:

(a)

the authorized capital of the Manager consists of an unlimited number of Manager Class A Preference Shares, an unlimited number of Manager Class A Shares, 85,120 Manager Class B Shares and an unlimited number of Manager Special Limited Voting Shares;

(b)	as at the date of this Agreement, the Manager is the owner of all of the issued and outstanding shares of Subco, with good and marketable title thereto; and

(c)	it has no assets, no liabilities and it has carried on no business other than relating to, and contemplated by, this Agreement, the Plan of Arrangement and the Pre-Arrangement Reorganization.

3.4	Representations and Warranties of the Asset Management Company.

The Asset Management Company represents and warrants to each of the other Parties as follows and acknowledges that the other Parties are relying on such representations and warranties in connection with entering into this Agreement and consummating the Arrangement:

(a)	the authorized capital of the Asset Management Company consists of an unlimited number of common shares; and

(b)	it has no assets, no liabilities and it has carried on no business other than relating to, and contemplated by, this Agreement, the Plan of Arrangement and the Pre-Arrangement Reorganization.

3.5	Representations and Warranties of Subco.

Subco represents and warrants to each of the Parties as follows and acknowledges that the Parties are relying on such representations and warranties in connection with entering into this Agreement and consummating the Arrangement:

(a)	the authorized capital of Subco consists of an unlimited number of Subco Shares; and

(b)

it has no assets (other than the nominal subscription price for Subco Shares issued to the Manager), no liabilities and it has carried on no business other than relating to, and contemplated by, this Agreement, the Plan of Arrangement and the Pre-Arrangement Reorganization.

3.6	Survival.

The representations and warranties of each Party contained in this Agreement will not survive the completion of the Arrangement and will expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4

COVENANTS

4.1	General Covenants.

Subject to the terms of this Agreement, each Party will:

(a)

use its commercially reasonable efforts and do all things reasonably required of it to cause the Pre-Arrangement Reorganization and the Plan of Arrangement to become effective on such dates as the Corporation may determine;

(b)

prior to the Effective Date, cooperate in obtaining the Tax Opinions, including providing, as applicable, any validly signed and executed representation letters, and making such amendments to this Agreement as may be necessary to obtain the Tax Opinions, implement the Pre-Arrangement Reorganization and the Plan of Arrangement or as may be desired by the Corporation to enable it to carry out transactions deemed advantageous by it for the separation of its businesses as herein contemplated;

(c)

prior to and following the Effective Date, do and perform all such acts and things, and execute and deliver all such agreements (including the Services Agreements and the Relationship Agreement), assurances, notices and other documents and instruments, as may be reasonably required to facilitate the carrying out of the intent and purpose of this Agreement;

(d)

prior to and following the Effective Date, cooperate with and assist each other Party in dealing with transitional and other matters relating to or arising from the Pre-Arrangement Reorganization, the Services Agreements, the Relationship Agreement, the Arrangement or this Agreement;

(e)

following the Effective Date, but subject to any restrictions set forth in the Tax Matters Agreement, to take all steps and actions necessary to transfer promptly and completely any assets or liabilities comprising the Asset Management Business to the Asset Management Company (or as directed by the Asset Management Company), if such assets or liabilities were incorrectly or inadvertently not transferred to the Manager pursuant to the Pre-Arrangement Reorganization or the Plan of Arrangement; and

(f)

following the Effective Date, but subject to any restrictions set forth in the Tax Matters Agreement, to take all steps and actions necessary to transfer promptly and completely any assets or liabilities comprising the Remaining Business to the Corporation (or as directed by the Corporation), if such assets or liabilities were incorrectly or inadvertently transferred to the Asset Management Company pursuant to the Pre-Arrangement Reorganization or the Plan of Arrangement.

4.2	Covenants of the Corporation.

The Corporation covenants and agrees to (and will cause each of its Subsidiaries, as applicable, to):

(a)

perform the obligations required to be performed by the Corporation under the Pre-Arrangement Reorganization and the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Pre-Arrangement Reorganization, the Arrangement and any transactions necessary for the issuance of the Tax Opinions, including using all commercially reasonable efforts to obtain:

(i)	the approval of Corporation Shareholders required for the implementation of the Arrangement;

(ii)	the Interim Order and the Final Order;

(iii)	such other consents, orders, rulings or approvals and assurances as are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 5.1; and

(iv)	satisfaction of the other conditions precedent referred to in Article 5;

(b)	not, on or before the Effective Date, perform any act or enter into any transaction that could:

(i)	interfere or could be inconsistent with the completion of the Pre-Arrangement Reorganization, the Arrangement or any transaction contemplated by this Agreement; or

(ii)

cause the Corporation, or any Subsidiary of the Corporation that is a corporation and that will participate in the Pre-Arrangement Reorganization, to cease to be or fail to qualify as a Specified Corporation on or before the Effective Date;

(c)

on or before the Effective Date, assist and cooperate in the preparation and filing with all applicable securities commissions or similar securities regulatory authorities in Canada and the United States of all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of applicable securities laws of jurisdictions in Canada and the United States for the issue by the Corporation and the Manager of the securities to be issued in the Pre-Arrangement Reorganization and the Arrangement, and such other exemptions that are necessary or desirable in connection with the Pre-Arrangement Reorganization and the Arrangement;

(d)	on or before the Effective Date, enter into the Tax Matters Agreement; and

(e)

prior to the Effective Date, (i) make an application to list the Corporation New Preference Shares on the TSX; and (ii) jointly with the Manager, make an application to list the Manager Class A Shares on the TSX and NYSE.

4.3	Covenants of the Manager, the Asset Management Company and Subco.

Each of the Manager, the Asset Management Company and Subco covenants and agrees to (and will cause each of its Subsidiaries, as applicable, to):

(a)

perform the obligations required to be performed by it under the Pre-Arrangement Reorganization and the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Pre-Arrangement Reorganization, the Arrangement and any transactions necessary for the issuance of the Tax Opinions, including using all commercially reasonable efforts to obtain (on its own or in cooperation with the Corporation, as applicable):

(i)	the Interim Order and the Final Order;

(ii)	such other consents, rulings, orders, approvals and assurances as are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 5.1; and

(iii)	satisfaction of the other conditions precedent referred to in Article 5; and

(b)

not, on or before the Effective Date, perform any act or enter into any transaction that could interfere or could be inconsistent with the completion of the Pre-Arrangement Reorganization, the Arrangement or any transaction contemplated by this Agreement; and

(c)	on or before the Effective Date, enter into the Tax Matters Agreement.

ARTICLE 5

CONDITIONS

5.1	Mutual Conditions Precedent.

The respective obligations of the Parties to complete the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions precedent, each of which may be waived, in whole or in part, by the Corporation:

(a)	the Pre-Arrangement Reorganization will have been completed at or prior to the Effective Time;

(b)	the Arrangement Resolution will have been approved by the Corporation Shareholders at the Meeting in accordance with the Interim Order;

(c)

the Corporation Escrowed Stock Plan Share Reserve Increase Resolution, the Manager MSOP Resolution and the Manager Escrowed Stock Plan Resolution will have been approved by the holders of Corporation Class A Shares and Corporation Class B Shares at the Meeting;

(d)	the Interim Order and the Final Order will have each been obtained on terms consistent with this Agreement and shall not have been set aside or modified in a manner unacceptable to the Corporation;

(e)

all governmental, court, regulatory, third party and other approvals, consents, expiry of waiting periods, waivers, permits, exemptions, orders and agreements and all amendments and modifications to, and terminations of, agreements, indentures and arrangements considered by the Parties, each acting reasonably, to be necessary or desirable for the completion of the transactions provided for in this Agreement, the Plan of Arrangement or the Pre-Arrangement Reorganization will have been obtained or received on terms that are satisfactory to the Parties, each acting reasonably;

(f)	the Tax Matters Agreement will have been validly executed by and among the Corporation, the Manager and the Asset Management Company;

(g)

no law, regulation or policy will have been proposed, enacted, issued, promulgated, enforced or applied that interferes with or is inconsistent with the completion of the Arrangement or the Tax Opinions or their effective application to the Arrangement, including any material change to the income tax laws of Canada or the United States, or any province, state or territory thereof;

(h)

the Tax Opinions will have been received by the Corporation and the Manager, in form and substance satisfactory to the Corporation, will not have been withdrawn or modified and all of the transactions referred to in the Tax Opinions as occurring at or prior to the Effective Time will have occurred and all conditions or terms of the Tax Opinions shall have been satisfied;

(i)	there will not be in force any order or decree restraining or enjoining the completion of the transactions contemplated by this Agreement;

(j)

(i) the Manager Class A Shares will have been conditionally approved to be listed and posted for trading on the NYSE and the TSX; (ii) the Corporation New Preference Shares will have been conditionally approved to be listed and posted for trading on the TSX; (iii) the Corporation Class A Shares issuable on the exercise of Corporation New Options and the Manager Class A Shares issuable on the exercise of Manager Options to be issued pursuant to the Arrangement will have been conditionally approved to be listed and posted for trading on the NYSE and the TSX; and (iv) the Corporation Class A Shares issuable on the exchange of Corporation Escrowed Shares and the Manager Class A Shares issuable on the exchange of Manager Escrowed Shares to be issued pursuant to the Arrangement will have been conditionally approved to be listed and posted for trading on the NYSE and the TSX; subject to, in each case, standard listing conditions imposed by the NYSE and the TSX, as applicable, in similar circumstances; and

(k)	this Agreement will not have been terminated pursuant to the provisions of Article 6.

The conditions contained in this Section 5.1 are for the sole benefit of the Corporation and may be waived, in whole or in part, by the Corporation at any time. Such conditions will not give rise to or create any duty on the part of the Corporation or the Corporation Board to waive or not to waive such conditions and will not in any way limit the Corporation’s right to terminate this Agreement as set forth in Section 6.3 or alter the consequences of any such termination from those specified in Section 6.4. Any determination made by the Corporation prior to the Arrangement concerning the satisfaction and waiver of any or all of the conditions set forth in this Section 5.1 will be final and conclusive, and neither the Corporation nor any of its Affiliates or Representatives shall have any liability as a result of any such determination.

5.2	Conditions to Obligations of Each Party.

The obligation of each Party to complete the transactions contemplated by this Agreement is further subject to the conditions (which may be waived, in whole or in part, by such Party without prejudice to its right to rely on any other condition in its favour) that (i) the covenants of each other Party to be performed on or before the Effective Date pursuant to the terms of this Agreement will have been duly performed in all material respects; and (ii) except as set forth in this Agreement, the representations and warranties of each other Party will be true and correct in all material respects as at the Effective Date as though made at the Effective Time, with the same effect as if such representations and warranties had been made at, and as of, such time.

5.3	Merger of Conditions.

(a)

Subject to Section (b), the conditions set out in Section 5.1 and Section 5.2 will be conclusively deemed to have been satisfied or waived, as applicable, on the filing by the Corporation of Articles of Arrangement under the OBCA to give effect to the Plan of Arrangement.

(b)	The conditions set out in sections 5.1(d), 5.1(h) (as it relates to the Tax Opinions), and 5.1(j) may not be waived by the Corporation.

ARTICLE 6

AMENDMENT AND TERMINATION

6.1	Amendment.

Subject to the provisions of the Interim Order, the Plan of Arrangement and Applicable Law, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Meeting but not later than the Effective Time, be amended, modified or supplemented by written agreement of the Parties, without further notice to or authorization on the part of the Corporation Shareholders. Notwithstanding the foregoing, the Corporation reserves the right, in its sole discretion, without notice to or the approval of the other Parties or the Corporation Shareholders, to amend: (i) the Plan of Arrangement so long as such amendment(s) is not, in the opinion of the Corporation (acting reasonably), materially adverse to the other Parties; and (ii) this Agreement to the extent the Corporation may reasonably consider such amendment necessary or desirable due to the Interim Order, the Final Order or the Tax Opinions. None of the Parties (or their respective Affiliates or Representatives) shall have any liability to the Corporation Shareholders or other Parties, as applicable, for any amendment made pursuant to the foregoing sentence of this Section 6.1.

6.2	Modifications to the Corporation Disclosure Letter.

The Corporation shall be permitted to supplement, amend, or otherwise modify the Corporation Disclosure Letter prior to the Effective Date to reflect any events, actions, omissions or other facts arising or otherwise occurring after the date hereof by delivery to the other Parties of an updated version thereof, and upon the delivery of such updated Corporation Disclosure Letter, such updated Corporation Disclosure Letter shall be deemed to modify for all purposes of this Agreement the corresponding representations, warranties, covenants and conditions, as applicable.

6.3	Termination.

This Agreement may, at any time before or after the holding of the Meeting but prior to the issue under the OBCA of a certificate of arrangement giving effect to the Plan of Arrangement, be terminated unilaterally by the Corporation without further notice to or authorization on the part of the Corporation Shareholders, the Manager or the Asset Management Company and nothing expressed or implied herein or in the Plan of Arrangement shall be construed as fettering the absolute discretion of the Corporation to elect to unilaterally terminate this Agreement and discontinue efforts to effect the Plan of Arrangement for whatever reason it may consider appropriate.

6.4	Effect of Termination.

Upon the termination of this Agreement pursuant to Section 6.3 hereof, no Party will have any liability or further obligation to the other Parties hereto or any other Person.

6.5	Limitations of Covenants.

None of the covenants of the Corporation contained herein shall prevent the Corporation Board from:

(a)	acting in accordance with its view of its fiduciary duties;

(b)

responding as required by Applicable Law to any unsolicited submission or proposal regarding any acquisition or disposition of its assets or assets of any of its Subsidiaries, or any unsolicited proposal to amalgamate, merge or effect an arrangement or any unsolicited acquisition proposal generally involving the Corporation or any of its Subsidiaries; or

(c)	making any disclosure to the Corporation Shareholders, which, in the judgement of the Corporation Board, is required under Applicable Law.

ARTICLE 7

GENERAL

7.1	Expenses.

The Parties agree that all Transaction Costs will be the responsibility of, and will be paid for by, the Asset Management Company.

7.2	Notices.

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and delivered personally or by courier or by facsimile addressed to the recipient as follows:

(a)	To the Corporation

Brookfield Asset Management Inc.
Brookfield Place
181 Bay Street, EP 100
Toronto, Ontario M5J 2T3

	Attention:	Justin Beber
	E-mail:	justin.beber@brookfield.com

(b)	To the Manager:

Brookfield Asset Management Ltd.
Brookfield Place
181 Bay Street, EP 100
Toronto, Ontario M5J 2T3

	Attention:	Kathy Sarpash
	E-mail:	kathy.sarpash@brookfield.com

(c)	To the Asset Management Company:

Brookfield Asset Management ULC
Brookfield Place
181 Bay Street, EP 100
Toronto, Ontario M5J 2T3

	Attention:	Kathy Sarpash
	E-mail:	kathy.sarpash@brookfield.com

(d)	To Subco:

Brookfield Asset Management Inc.
Brookfield Place
181 Bay Street, EP 100
Toronto, Ontario M5J 2T3

	Attention:	Kathy Sarpash
	E-mail:	kathy.sarpash@brookfield.com

or other such address that a Party may, from time to time, advise the other Parties hereto by notice in writing given in accordance with the foregoing. Date of receipt of any such notice will be deemed to be the date of actual delivery thereof or, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient with written confirmation of receipt by fax and verbal confirmation of same and on the next Business Day, if not given during such hours.

7.3	Time of the Essence.

Time is of the essence of this Agreement.

7.4	Assignment.

No Party may assign its rights or obligations under this Agreement or the Plan of Arrangement without the prior written consent of the other Parties, provided that no such consent will be required for any Party to assign its rights and obligations under this Agreement and the Plan of Arrangement to a corporate successor to such Party (whether by way of amalgamation or winding-up) or to a purchaser of all or substantially all of the assets of such Party.

7.5	Binding Effect.

This Agreement will be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

7.6	Waiver.

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the Party granting the same.

7.7	Entire Agreement.

This Agreement, together with the agreements and other documents herein or therein referred to, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect thereto.

7.8	Governing Law; Attornment.

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each Party agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or later to the venue of that action or proceeding, irrevocably submits to the non-exclusive jurisdiction of those courts in that action or proceeding and agrees to be bound by any judgment of those courts.

7.9	Limitation on Liability.

No Representative of a Party shall have any personal liability whatsoever on behalf of such Party (or any of its Subsidiaries) to any other Party under this Agreement, the Arrangement or any other transactions entered into, or documents delivered, in connection with any of the foregoing. In no event will one Party be liable to any other Party for any special, consequential, indirect, collateral, incidental or punitive damages or lost profits or failure to realize expected savings or other commercial or economic loss of any kind, however caused and on any theory of liability, arising in any way out of this Agreement, whether or not such Person has been advised of the possibility of such damages.

7.10	Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Applicable Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in any acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

7.11	Counterparts; Facsimiles.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute the same instrument. Delivery of an executed signature page to this Agreement by any Party by electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such Party.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the Parties have executed this Agreement.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Justin Beber
Name: Justin Beber
Title: Chief Legal Officer

BROOKFIELD ASSET MANAGEMENT LTD.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Authorized Signatory

BROOKFIELD ASSET MANAGEMENT ULC

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Director

2451634 ALBERTA INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Vice President & Secretary

Arrangement Agreement

SCHEDULE A

PLAN OF ARRANGEMENT

UNDER SECTION 182 OF THE

BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

“ACB” means “adjusted cost base” as defined in section 54 of the Tax Act.

“Aggregate Ordinary Stated Capital” means the amount equal to the aggregate stated capital of each class or series of issued and outstanding shares in the capital of Corporation (other than Corporation Class A Preference Shares, Series 17, Corporation Class A Preference Shares, Series 18, Corporation Class A Preference Shares, Series 36 and Corporation Class A Preference Shares, Series 37) immediately before the Corporation Capital Reorganization.

“Applicable Fraction” means, for each series of Corporation Affected Preference Shares, the quotient, expressed as a decimal, obtained by dividing: (i) the redemption price of the applicable series of Corporation Affected Preference Shares by (ii) the weighted average trading price of the Corporation Class A Shares on the TSX for a five trading day period ending prior to the date on which the Articles of Arrangement are filed with the Director.

“Applicable Law” means in respect of any person: (i) any applicable domestic or foreign law including any statute, subordinate legislation or treaty; and (ii) any applicable guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of a Governmental Authority having the force of law.

“Arrangement” means an arrangement under Section 182 of the OBCA in accordance with the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments, variations or supplements to the Plan of Arrangement made in accordance with its terms, the terms of this Arrangement Agreement or made at the direction of the Court.

“Arrangement Agreement” means the arrangement agreement dated September 23, 2022 between the Corporation, the Manager, the Asset Management Company and Subco (including the schedules thereto), as amended or supplemented in accordance with its terms.

“Arrangement Resolution” means the special resolution approving the Plan of Arrangement to be considered at the Meeting, to be substantially in the form and content attached as Appendix “A” to the Circular.

“Articles of Arrangement” means the articles of arrangement of the Corporation in respect of the Arrangement, to be filed with the OBCA Director pursuant to Section 183(1) of the OBCA after the Final Order is made, which shall include the Plan of Arrangement.

“Asset Management Company” means Brookfield Asset Management ULC, an unlimited liability company governed under the laws of British Columbia.

“Asset Management Company Shares” means common shares of the Asset Management Company.

“Award Schedule” means the schedule of Manager Escrowed Shares to be issued and transferred by the Manager to Participants pursuant to the Manager Escrowed Stock Plan, in the form approved by the Manager Board.

“Business Day” means a day, other than a Saturday, Sunday or statutory or civic holiday in Ontario, when banks are generally open for the transaction of business in Toronto, Ontario.

“Butterfly Class A Shares” has the meaning given in paragraph 3.1(b)(vii) of this Plan of Arrangement.

“Butterfly Class B Shares” has the meaning given in paragraph 3.1(b)(viii) of this Plan of Arrangement.

“Butterfly Class C Shares” has the meaning given in paragraph 3.1(b)(ix) of this Plan of Arrangement.

“Butterfly Class D Shares” has the meaning given in paragraph 3.1(b)(x) of this Plan of Arrangement.

“Butterfly Proportion” means the quotient (expressed as a decimal) obtained by dividing: (i) the Net Fair Market Value of the Spin-off Distribution Property; by (ii) the Net Fair Market Value of all property owned by the Corporation immediately before the Manager Share Exchange, determined, in each case, immediately before the Spin-off Distribution.

“Butterfly Shares” means Butterfly Class A Shares, Butterfly Class B Shares, Butterfly Class C Shares and/or Butterfly Class D Shares.

“Circular” means the management information circular of the Corporation, including all appendices and schedules thereto, and any information incorporated by reference therein, to be sent to the Corporation Shareholders in connection with the Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the Arrangement Agreement.

“Control” means, when applied to a relationship between two Persons, that a Person (the “first Person”) is considered to control another Person (the “second Person”) if: (i) the first Person, directly or indirectly, beneficially owns or exercises control or direction over securities, interests or contractual rights of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, or a majority of any other Persons who have the right to manage or supervise the management of the business and affairs of the second Person, unless that first Person holds the voting securities only to secure a debt or similar obligation; (ii) the second Person is a partnership, other than a limited partnership, and the first Person, together with any Person Controlled by the first Person, holds more than 50% of the interests (measured by votes or by value) of the partnership; or (iii) the second Person is a limited partnership and the general partner of the limited partnership is the first Person or any Person Controlled by the first Person, and the term “Controlled” has a corresponding meaning.

“Corporation” means Brookfield Asset Management Inc., a corporation governed under the laws of Ontario.

“Corporation Affected Preference Shareholder” means a holder of a Corporation Affected Preference Share at the applicable time.

“Corporation Affected Preference Share Reorganization” has the meaning given in subsection 3.1(c) of this Plan of Arrangement.

“Corporation Affected Preference Shares” means the Corporation Class A Preference Shares, Series 8 and Corporation Class A Preference Shares, Series 9 and a reference to a series of Corporation Affected Preference Shares is a reference to the applicable series of Corporation Class A Preference Shares.

“Corporation Capital Reorganization” has the meaning given in subsection 3.1(e) of this Plan of Arrangement.

“Corporation Class A Preference Shares” means the Class A Preference Shares in the capital of the Corporation, issuable in series.

“Corporation Class A Shareholder” means a holder of a Corporation Class A Share at the applicable time.

“Corporation Class A Shares” means the Class A Limited Voting Shares in the capital of the Corporation.

“Corporation Class B Shareholder” means a holder of a Corporation Class B Share at the applicable time.

“Corporation Class B Shares” means the Class B Limited Voting Shares in the capital of the Corporation.

“Corporation Class C Shares” has the meaning given in paragraph 3.1(b)(i) of this Plan of Arrangement.

“Corporation Class D Shares” has the meaning given in paragraph 3.1(b)(ii) of this Plan of Arrangement.

“Corporation DSU” means a deferred share unit of the Corporation awarded pursuant to a Corporation DSUP.

“Corporation DSUPs” means the deferred share unit plans of the Corporation.

“Corporation Escrowed Share” means an award of a non-voting common share of one or more private companies pursuant to the Corporation Escrowed Stock Plan.

“Corporation Escrowed Stock Plan” means the escrowed stock plan of the Corporation.

“Corporation Exercise Price Proportion” means the quotient expressed as a decimal obtained by dividing A by B where:

(a)

“A” is the volume-weighted average trading price of one Corporation Class A Share on the NYSE for a five-day trading period commencing on the date the Corporation Class A Shares commence trading on the NYSE on an ex-dividend basis with respect to the Arrangement; and

(b)

“B” is the sum of (x) A plus (y) the product of 0.25 and the volume-weighted average trading price of one Manager Class A Share on the NYSE for a five-day trading period commencing on the date the Manager Class A Shares commence trading on the NYSE.

“Corporation MSOPs” means the management share option plans of the Corporation.

“Corporation New Class A Shares” has the meaning given in paragraph 3.1(b)(iii) of this Plan of Arrangement.

“Corporation New Class B Shares” has the meaning given in paragraph 3.1(b)(iv) of this Plan of Arrangement.

“Corporation New Class C Shares” has the meaning given in paragraph 3.1(b)(v) of this Plan of Arrangement.

“Corporation New Class D Shares” has the meaning given in paragraph 3.1(b)(vi) of this Plan of Arrangement.

“Corporation New Option” means a new option granted by the Corporation to a holder of a Corporation Option in connection with the Arrangement pursuant to a Corporation MSOP.

“Corporation New Shares” means Corporation New Class A Shares, Corporation New Class B Shares, Corporation New Class C Shares and/or Corporation New Class D Shares.

“Corporation Note” means a non-interest-bearing promissory note, payable on demand, having a principal amount and FMV equal to the aggregate purchase prices of the Butterfly Shares purchased by Corporation in subsection 3.1(n) of this Plan of Arrangement.

“Corporation Option” means an option to acquire Corporation Class A Shares awarded pursuant to a Corporation MSOP.

“Corporation Plans” means, collectively, the Corporation MSOPs, Corporation DSUPs, Corporation Restricted Stock Plans, Corporation RSUP and Corporation Escrowed Stock Plan.

“Corporation Restricted Share” means a restricted Corporation Class A Share awarded pursuant to a Corporation Restricted Stock Plan.

“Corporation Restricted Stock Plans” means the restricted stock plans of the Corporation.

“Corporation RSU” means a restricted share unit awarded pursuant to the Corporation RSUP.

“Corporation RSUP” means the restricted share unit plan of the Corporation.

“Corporation Series 51 Shares” has the meaning given in paragraph 3.1(b)(xi) of this Plan of Arrangement.

“Corporation Series 52 Shares” has the meaning given in paragraph 3.1(b)(xii) of this Plan of Arrangement.

“Corporation Shareholders” means the Corporation Class A Shareholders, the Corporation Class B Shareholders and the Corporation Affected Preference Shareholders at the applicable time.

“Corporation Spin-off Butterfly” means the transactions described in subsections 3.1(b) to 3.1(v) of this Plan of Arrangement.

“Corporation Tracking DSU Plan” means a deferred share unit plan of a Subsidiary of the Corporation.

“Court” means the Ontario Superior Court of Justice.

“Depositary” means TSX Trust Company or such other Person as the Corporation may agree to appoint to act as depositary for the Corporation Affected Preference Shares in relation to the Arrangement.

“Distribution Record Date” means the record date established by the Corporation for the Arrangement.

“DRS” means direct registration system.

“Effective Date” means the date upon which the Arrangement becomes effective as established by the date shown on the Certificate of Arrangement.

“Effective Time” means 3:01 a.m. Toronto local time on the Effective Date, or such other time as may be determined by the Corporation as shown on the Certificate of Arrangement.

“Electing Holder” means a holder of Corporation Class A Shares that has duly completed a Letter of Transmittal and Election Form (as determined in the sole discretion of the Corporation) in which it has indicated that the holder satisfies either of the following (a) for purposes of the Tax Act, and at all relevant times, it is not and is not deemed to be resident in Canada and does not use or hold, is not deemed to use or hold or will not be deemed to use or hold Corporation Class A Shares in carrying on a business in Canada or (b) it is exempt from income tax under the Tax Act.

“eligible dividend” means “eligible dividend” as defined in subsection 89(1) of the Tax Act (or the provisions of any corresponding applicable provincial tax legislation).

“Encumbrance” means any mortgage, charge, pledge, lien, hypothec, security interest, encumbrance, adverse claim or right of any third party to acquire or restrict the use of property.

“Final Order” means the final order of the Court or, if appealed, the final order of, or affirmed an appellate court, approving the Arrangement, pursuant to Section 182 of the OBCA, as it may be amended or affirmed prior to the Effective Time by the Court or an appellate court, as the case may be.

“FMV” means fair market value, being the highest price, expressed in lawful money of Canada or the United States, as the context requires, available in an open and unrestricted market between informed prudent parties acting at arm’s length and without compulsion to act, expressed in terms of money.

“Governmental Authority” means any multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or quasi-governmental entity or municipality, or political or other subdivision thereof, department, commission, board, self-regulating authority, regulatory body, bureau, branch, or authority, or any agency or instrumentality of any such government, governmental or quasi-governmental entity or municipality, or political or other subdivision thereof, or any federal, provincial, territorial, state, local or foreign court, commission, board, agency, arbitrator or other tribunal, and any other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of government, and any official of any of the foregoing, including any securities commission or stock exchange.

“Interim Order” means the interim order of the Court in respect of the Arrangement, as it may be varied or amended, as contemplated by Section 2.3 of the Arrangement Agreement.

“Letter of Transmittal” means a letter of transmittal to be completed by holders of Corporation Affected Preference Shares in connection with the Arrangement.

“Letter of Transmittal and Election Form” mean a letter of transmittal and election form to be completed by holders of Corporation Class A Shares in connection with the Arrangement.

“Manager” means Brookfield Asset Management Ltd., a corporation governed by the laws of British Columbia.

“Manager Board” means the board of directors of the Manager as constituted from time to time.

“Manager Class A Shares” means the Class A Limited Voting Shares in the capital of the Manager.

“Manager Class B Shares” means the Class B Limited Voting Shares in the capital of the Manager.

“Manager Escrowed Share” means an award of a non-voting common share of one or more Manager ESPcos pursuant to the Manager Escrowed Stock Plan.

“Manager Escrowed Stock Plan” means the escrowed stock plan of the Manager adopted in connection with the Arrangement.

“Manager ESPco” means a private company whose non-voting common shares are awarded to Participants pursuant to the Manager Escrowed Stock Plan.

“Manager ESPco Schedule” means the schedule of Manager Class A Shares to be purchased by Manager ESPcos pursuant to subsections 3.1(z) and 3.1(aa) of this Plan of Arrangement, in the form approved by the Manager Board.

“Manager Exercise Price Proportion” means the quotient expressed as a decimal obtained by dividing A by B where:

(a)

“A” is the volume-weighted average trading price of one Manager Class A Share on the NYSE for a five-day trading period commencing on the date the Manager Class A Shares commence trading on the NYSE; and

(b)

“B” is the sum of (x) the product of 0.25 and A and (y) the volume-weighted average trading price of one Corporation Class A Share on the NYSE for a five-day trading period commencing on the date the Corporation Class A Shares commence trading on the NYSE on an ex-dividend basis with respect to the Arrangement.

“Manager MSOP” means the management share option plan of the Manager adopted in connection with the Arrangement.

“Manager Option” means an option to acquire Manager Class A Shares pursuant to the Manager MSOP and granted by the Manager to a holder of a Corporation Option in connection with the Arrangement.

“Manager Restricted Share” means a restricted Manager Class A Share awarded pursuant to a Manager Restricted Stock Plan.

“Manager Restricted Stock Plans” means the restricted stock plans of the Manager adopted in connection with the Arrangement.

“Manager Share Exchange” has the meaning given in subsection 3.1(i) of this Plan of Arrangement.

“Manager Shares” means the Manager Class A Shares, Manager Class B Shares and/or Manager Special Limited Voting Shares.

“Manager Special Limited Voting Shares” means the Special Shares, Series 1 in the capital of the Manager.

“Manager Tracking DSU” means a deferred share unit awarded pursuant to the Corporation Tracking DSU Plan, which tracks the value of a Manager Class A Share.

“Meeting” means the special meeting of Corporation Shareholders (including an adjournment or postponement thereof) to be called and held in accordance with the Interim Order to consider, and if deemed advisable, to approve the Arrangement Resolution and the other matters set out in the notice of meeting accompanying the Circular.

“Net Fair Market Value” means, in respect of any property, the net FMV of that property determined on a consolidated basis in accordance with all administrative policies of the CRA in effect at the Effective Time and, in determining Net Fair Market Value, the following principles will apply:

(a)

any tax-related accounts in any corporation (such as deferred income taxes, the balance of non-capital losses and the balance of net capital losses) will not be considered to be property of that corporation;

(b)	the amount of any liability will be its principal amount;

(c)	no amount will be considered to be a liability unless it represents a true legal liability which is capable of quantification;

(d)	the portion of the long-term debt due within one (1) year will be treated as a current liability; and

(e)	liabilities of a corporation will include its respective partnership share of each liability of any partnership of which such corporation is a partner.

“NYSE” means the New York Stock Exchange.

“OBCA” means the Business Corporations Act (Ontario).

“OBCA Director” means the Director appointed pursuant to Section 278 of the OBCA.

“Participant” means a Person who is awarded Manager Escrowed Shares pursuant to the Manager Escrowed Stock Plan.

“Person” means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof.

“Plan of Arrangement” means this plan of arrangement, as amended, varied or supplemented in accordance with the terms hereof, the terms of the Arrangement Agreement or made at the direction of the Court.

“PUC” means “paid-up capital” as defined in subsection 89(1) of the Tax Act.

“Registered Shareholder” means a Corporation Shareholder whose name is set out in the register of Corporation maintained by the Transfer Agent.

“Spin-off Distribution” has the meaning given in subsection 3.1(k) of this Plan of Arrangement.

“Spin-off Distribution Property” means (a) that number of the Asset Management Company Shares owned by the Corporation immediately prior to the Spin-off Distribution representing 25% of the issued and outstanding Asset Management Company Shares and (b) a debt receivable of the Asset Management Company owned by Corporation immediately prior to the Spin-off Distribution.

“Subco” means 2451634 Alberta Inc., a company governed by the laws of Alberta.

“Subco Note” means a non-interest-bearing promissory note, payable on demand, having a principal amount and FMV equal to the aggregate purchase price of the Subco Shares purchased by Subco in subsection 3.1(l) of this Plan of Arrangement.

“Subco Shares” means the common shares in the capital of Subco.

“Subsidiary” means, at a particular time, a Person Controlled, directly or indirectly, by another Person.

“Taxable Canadian Holder” means any holder other than an Electing Holder.

“Tax Act” means the Income Tax Act (Canada), R.S.C. 1985 (5th Supp) C.1, as amended, including the regulations promulgated thereunder.

“Transfer Agent” means TSX Trust Company, the Corporation’s and the Manager’s transfer agent.

“Transferred Multiple” means the quotient (expressed as a decimal) obtained by dividing: (i) the Butterfly Proportion by (ii) one (1) minus the Butterfly Proportion.

“TSX” means the Toronto Stock Exchange.

“U.S. Securities Act” means the United States Securities Act of 1933 as amended, and the rules and regulations promulgated thereunder.

In addition, words and phrases used herein and defined in the OBCA and not otherwise defined herein or in the Arrangement Agreement shall have the same meaning herein as in the OBCA unless the context otherwise requires.

1.2	Interpretation Not Affected by Headings

The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto.

1.3	Rules of Construction

In this Plan of Arrangement, unless the context otherwise requires: (a) words importing the singular shall include the plural and vice versa, (b) words importing the use of either gender shall include both genders and neuter, (c) “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”, and (d) the word person and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.4	Date for any Action

If the date on which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

1.5	Statutory References

In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to a statute includes all regulations made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

1.6	Currency

Unless otherwise stated, all references herein to amounts of money are to be expressed in lawful currency of Canada. If an amount is required to be converted from or into another currency, the conversion will be effected using an exchange rate chosen by the Corporation.

1.7	Calculations

If an amount is to be expressed as a decimal, the number will be expressed to 10 decimal places.

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in Toronto, Ontario unless otherwise stipulated herein.

For the purposes of determining trading price, the trading price of a security using the TSX volume-weighted average trading price shall be expressed in lawful currency of Canada, and the trading price of a security using the NYSE volume-weighted average trading price shall be expressed in lawful currency of the United States.

1.8	Exhibits

The following Exhibits are attached to this Plan of Arrangement and form part hereof:

Exhibit I     New Share Terms of the Corporation

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur as set forth herein.

2.2	Binding Effect

At and after the Effective Time, this Plan of Arrangement shall be binding on: (a) the Corporation, the Manager, the Asset Management Company, Subco and the Manager ESPcos; (b) all Corporation Shareholders and participants in Corporation Plans, including in their capacity as Participants and (c) the Transfer Agent, in each case without any further authorization, act or formality on the part of any person, except as expressly provided herein.

ARTICLE 3

ARRANGEMENT

3.1	Arrangement

Commencing at the Effective Time, except as otherwise noted, each of the steps set out below shall occur in the following order without any further act or formality, with each step occurring two minutes after the completion of the immediately preceding step:

Waiver and Disclaimer by the Corporation

(a)

the Corporation irrevocably waives and disclaims its right to convert the Corporation Class A Preference Shares, Series 17, and Corporation Class A Preference Shares, Series 18, into Corporation Class A Shares with the effect that such a conversion right can no longer be exercised by the Corporation as a term of the Corporation Class A Preference Shares, Series 17, and Corporation Class A Preference Shares, Series 18.

Corporation Spin-off Butterfly

(b)

The articles of the Corporation will be amended to create and authorize the issuance (in addition to the shares that the Corporation is authorized to issue immediately before such amendment) of the following:

(i)	an unlimited number of class C non-voting common shares (the “Corporation Class C Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

(ii)	an unlimited number of class D non-voting common shares (the “Corporation Class D Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

(iii)

an unlimited number of new class A limited voting shares (the “Corporation New Class A Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

(iv)

an unlimited number of new class B limited voting shares (the “Corporation New Class B Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

(v)

an unlimited number of new class C non-voting common shares (the “Corporation New Class C Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

(vi)

an unlimited number of new class D non-voting common shares (the “Corporation New Class D Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

(vii)	an unlimited number of Butterfly class A common shares (the “Butterfly Class A Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

(viii)	an unlimited number of Butterfly class B common shares (the “Butterfly Class B Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

(ix)	an unlimited number of Butterfly class C common shares (the “Butterfly Class C Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

(x)	an unlimited number of Butterfly class D common shares (the “Butterfly Class D Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

(xi)

4,500,000 of Corporation Class A Preference Shares, series 51 (the “Corporation Series 51 Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement; and

(xii)

4,500,000 of Corporation Class A Preference Shares, series 52 (the “Corporation Series 52 Shares”), having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement.

(c)

Each Corporation Affected Preference Shareholder will exchange each issued and outstanding Corporation Affected Preference Share that it owns for, in the case of the Corporation Affected Preference Shares, Series 8 the Applicable Fraction for such shares of a Corporation Class C Share and, in the case of the Corporation Affected Preference Shares, Series 9 the Applicable Fraction for such shares of a Corporation Class D Share (the “Corporation Affected Preference Share Reorganization”). In connection with the Corporation Affected Preference Share Reorganization:

(i)

the Corporation will not make a joint election under the provisions of section 85 of the Tax Act (or the provisions of any corresponding applicable provincial tax legislation) with any Corporation Shareholder; and

(ii)

the aggregate amount to be added by the Corporation to the stated capital of the Corporation Class C Shares and the Corporation Class D Shares, respectively, will be an amount equal to the aggregate PUC of the Corporation Affected Preference Shares, Series 8 and Corporation Affected Preference Shares, Series 9, respectively, immediately prior to the Corporation Affected Preference Share Reorganization.

(d)

Concurrently with the Corporation Affected Preference Share Reorganization, the Corporation Class C Shares and Corporation Class D Shares will, outside of this Plan of Arrangement, be listed and posted for trading on the TSX (subject to standard listing conditions imposed by the TSX in similar circumstances), and for greater certainty, such listing will be effective before the Spin-off Distribution in subsection 3.1(k) of this Plan of Arrangement.

(e)

Each Corporation Shareholder will exchange each issued and outstanding Corporation Class A Share, Corporation Class B Share, Corporation Class C Share and Corporation Class D Share that it owns for Corporation New Shares and Butterfly Shares (the “Corporation Capital Reorganization”) as follows:

(i)

each Corporation Shareholder will exchange each issued and outstanding Corporation Class A Share that it owns for (i) one (1) Corporation New Class A Share and (ii) the Transferred Multiple number of Butterfly Class A Shares, and the Corporation Class A Shares so exchanged will be cancelled;

(ii)

each Corporation Shareholder will exchange each issued and outstanding Corporation Class B Share that it owns for (i) one (1) Corporation New Class B Share and (ii) the Transferred Multiple number of Butterfly Class B Shares, and the Corporation Class B Shares so exchanged will be cancelled;

(iii)

each Corporation Shareholder will exchange each issued and outstanding Corporation Class C Share that it owns for (i) one (1) Corporation New Class C Share and (ii) the Transferred Multiple number of Butterfly Class C Shares, and the Corporation Class C Shares so exchanged will be cancelled; and

(iv)

each Corporation Shareholder will exchange each issued and outstanding Corporation Class D Share that it owns for (i) one (1) Corporation New Class D Share and (ii) the Transferred Multiple number of Butterfly Class D Shares, and the Corporation Class D Shares so exchanged will be cancelled.

In connection with the Corporation Capital Reorganization:

(v)

the Corporation will not make a joint election under the provisions of section 85 of the Tax Act (or the provisions of any corresponding applicable provincial tax legislation) with any Corporation Shareholder; and

(vi)

the aggregate amount to be added by the Corporation to the stated capital of each of the classes of Corporation New Shares and Butterfly Shares immediately after the Corporation Capital Reorganization will be such that the aggregate stated capital of the Butterfly Shares will be 25.1% of the Aggregate Ordinary Stated Capital and, in particular, the amount to be added to the stated capital of each of the classes of Corporation New Shares and Butterfly Shares will be:

(A)

in the case of the Corporation New Class A Shares, an amount equal to the aggregate PUC of the Corporation Class A Shares immediately prior to the Corporation Capital Reorganization, less the amount added to the stated capital of the Butterfly Class A Shares pursuant to subparagraph 3.1(e)(vi)(B) of this Plan of Arrangement;

(B)

in the case of the Butterfly Class A Shares, an amount equal to 25.1% of the Aggregate Ordinary Stated Capital, less an amount equal to the aggregate amounts added to the stated capital of the Butterfly Class B Shares, the Butterfly Class C Shares and the Butterfly Class D Shares pursuant to subparagraphs 3.1(e)(vi)(C) to (E) of this Plan of Arrangement;

(C)

in the case of the Corporation New Class B Shares and the Butterfly Class B Shares, an amount equal to the aggregate PUC of the Corporation Class B Shares immediately prior to the Corporation Capital Reorganization, and such PUC will be allocated between the Corporation New Class B Shares and the Butterfly Class B Shares based on the proportion that the FMV of the Corporation New Class B Shares and the Butterfly Class B Shares, as the case may be, is of the aggregate FMV of all of the Corporation New Class B Shares and the Butterfly Class B Shares issued on the Corporation Capital Reorganization;

(D)

in the case of the Corporation New Class C Shares and the Butterfly Class C Shares, an amount equal to the aggregate PUC of the Corporation Class C Shares immediately prior to the Corporation Capital Reorganization, and such PUC will be allocated between the Corporation New Class C Shares and the Butterfly Class C Shares based on the proportion that the FMV of the Corporation New Class C Shares and the Butterfly Class C Shares, as the case may be, is of the aggregate FMV of all of the Corporation New Class C Shares and the Butterfly Class C Shares issued on the Corporation Capital Reorganization; and

(E)

in the case of the Corporation New Class D Shares and the Butterfly Class D Shares, an amount equal to the aggregate PUC of the Corporation Class D Shares immediately prior to the Corporation Capital Reorganization, and such PUC will be allocated between the Corporation New Class D Shares and the Butterfly Class D Shares based on the proportion that the FMV of the Corporation New Class D Shares and the Butterfly Class D Shares, as the case may be, is of the aggregate FMV of all of the Corporation New Class D Shares and the Butterfly Class D Shares issued on the Corporation Capital Reorganization.

(f)

Concurrently with the Corporation Capital Reorganization, the Corporation New Class A Shares, Butterfly Class A Shares, Corporation New Class C Shares, Butterfly Class C Shares, Corporation New Class D Shares and Butterfly Class D Shares will, outside of this Plan of Arrangement, be listed and posted for trading on the TSX (subject to standard listing conditions imposed by the TSX in similar circumstances), and for greater certainty, such listing will be effective before the Spin-off Distribution in subsection 3.1(k) of this Plan of Arrangement.

(g)	Concurrently with the Corporation Capital Reorganization, each holder of Corporation Options will dispose of all of such holder’s outstanding Corporation Options in exchange for:

(i)

an equal number of Corporation New Options with each Corporation New Option having an exercise price equal to the product of the original exercise price for the Corporation Option being exchanged and the Corporation Exercise Price Proportion; and

(ii)

that number of Manager Options equal to the product of 0.25 and the number of the holder’s outstanding Corporation Options being exchanged (with any fractional Manager Option being rounded down to the nearest whole number), with each Manager Option having an exercise price equal to the product of the original exercise price for the Corporation Option being exchanged and the Manager Exercise Price Proportion;

provided, however, that appropriate adjustments will be made to the exercise prices of the Corporation New Options and the Manager Options determined pursuant to paragraphs 3.1(g)(i) and (ii) of this Plan of Arrangement in accordance with the rules of the TSX and NYSE to ensure compliance with subsection 7(1.4) of the Tax Act (or the provisions of any corresponding applicable foreign tax legislation). A holder of Corporation Options will receive no consideration for the disposition of such Corporation Options other than the Corporation New Options and the Manager Options. The granting by the Manager of the Manager Options will be in anticipation of the Spin-off Distribution, will be granted by the Manager for and on behalf of Subco and will form part of the non-share consideration relating to such transfer. As consideration for the Manager granting the Manager Options, Subco will issue one Subco Share to the Manager and the amount to be added to the stated capital of the Subco Share so issued will be $1.00.

(h)	Concurrently with the Corporation Capital Reorganization:

(i)	each holder of Corporation DSUs will receive from the Corporation 0.25 of a Manager Tracking DSU for each Corporation DSU that it holds; and

(ii)	each holder of Corporation RSUs will receive from the Corporation that number of Corporation DSUs equal to the Transferred Multiple for each Corporation RSU that it holds.

(i)	Each holder of Butterfly Shares will transfer each Butterfly Share that it owns to the Manager in exchange for Manager Shares as follows (the “Manager Share Exchange”):

(i)	each Taxable Canadian Holder of Butterfly Class A Shares will transfer each Butterfly Class A Share it owns to the Manager in exchange for two (2) Manager Class A Shares;

(ii)	each holder of Butterfly Class B Shares will transfer each Butterfly Class B Share it owns to the Manager in exchange for two (2) Manager Class B Shares;

(iii)	each holder of Butterfly Class C Shares will transfer each Butterfly Class C Share it owns to the Manager in exchange for two (2) Manager Class A Shares;

(iv)	each holder of Butterfly Class D Shares will transfer each Butterfly Class D Share it owns to the Manager in exchange for two (2) Manager Class A Shares; and

(v)

each holder of Butterfly Class A Shares other than Taxable Canadian Holders will transfer each Butterfly Class A Share that it owns to the Manager in exchange for one (1) Manager Class A Share and one (1) Manager Special Limited Voting Share.

In connection with the Manager Share Exchange described in paragraphs 3.1(i)(i) to (iv), the aggregate amount to be added by the Manager to the stated capital of each class of Manager Shares will be an amount equal to the aggregate stated capital of the applicable class of Butterfly Shares so transferred to the Manager. In connection with the Manager Share Exchange described in paragraph 3.1(i)(v), the aggregate amount to be added by the Manager to the stated capital of (X) the Manager Class A Shares will be an amount equal to one half of the FMV of the Butterfly Class A Shares so exchanged and (Y) the Manager Special Limited Voting Shares will be an amount equal to one half of the FMV of the Butterfly Class A Shares so exchanged.

(j)

Concurrently with the issuance of the Manager Class A Shares on the Manager Share Exchange, the Manager Class A Shares and Manager Special Limited Voting Shares will, outside of this Plan of Arrangement, be listed and posted for trading on the TSX (subject to standard listing conditions imposed by the TSX in similar circumstances), and for greater certainty, such listing will be effective before the Spin-off Distribution in subsection 3.1(k) of this Plan of Arrangement.

(k)

The Corporation will transfer the Spin-off Distribution Property to Subco for a purchase price equal to its aggregate FMV (the “Spin-off Distribution”), which will be satisfied by Subco issuing 100,000,000 Subco Shares to the Corporation and the Manager having granted the Manager Options for and on behalf of Subco in subsection 3.1(g) of this Plan of Arrangement. The aggregate amount to be added by Subco to the stated capital of the Subco Shares will be an amount equal to the aggregate cost to Subco of the Spin-off Distribution Property acquired from the Corporation (determined for purposes of the Tax Act, including pursuant to subsection 85(1) of the Tax Act, where relevant), less the aggregate FMV of all of the Manager Options granted by the Manager as described above. The FMV of each Manager Option will be determined as the amount equal to the amount by which the FMV of the Manager Class A Share that is the subject of the particular Manager Option exceeds the exercise price of the such Manager Option, and further, and the FMV of a Manager Class A Share issuable under a Manager Option will be determined based on the volume-weighted average trading price of one Manager Class A Share on the NYSE for a five-day trading period commencing on the date the Manager Class A Shares commence trading on the NYSE.

The Net Fair Market Value of the property owned by the Manager immediately after the Spin-Off Distribution will be equal to or approximate that proportion of the Net Fair Market Value of all property owned by the Corporation immediately before the Spin-off Distribution that:

(i)	the aggregate FMV of the Butterfly Shares owned by the Manager immediately before the Spin-off Distribution; is of

(ii)	the aggregate FMV of all of the issued and outstanding shares in the capital of the Corporation immediately before the Spin-off Distribution.

The Corporation and Subco will jointly elect, in prescribed form and within the time limits referred to in subsection 85(6) of the Tax Act, to have the provisions of subsection 85(1) of the Tax Act apply to the transfer of the Spin-off Distribution Property, and if applicable, the Corporation and Subco will jointly elect under the provisions of any corresponding provincial tax legislation. The agreed amount for each property specified in the subsection 85(1) election will be an amount that is not less than the greater of (X) the ACB of the particular Spin-off Distribution Property to the Corporation immediately before the transfer and (Y) the FMV of the Manager Options allocated to such property as determined by the Corporation in its sole discretion, which amount will, in respect of each property, be less than the FMV of such property at the time of the transfer.

(l)

Subco will purchase for cancellation and cancel all the 100,000,000 Subco Shares held by the Corporation for a purchase price equal to the aggregate FMV of such shares and will issue to the Corporation, as payment therefor, the Subco Note. The Corporation will accept the Subco Note as full payment of the aggregate purchase price of the Subco Shares so purchased, with the risk of this note being dishonoured. The amount of any deemed dividend resulting from the application of subsection 84(3) of the Tax Act (or the provisions of any corresponding applicable provincial tax legislation) to the purchase of all of the Subco Shares is hereby designated by Subco, to the extent permitted under the Tax Act (or the provisions of any corresponding applicable provincial tax legislation), as an eligible dividend.

(m)

Subco will wind up in accordance with subsection 88(1) of the Tax Act and section 211(2.1) of the Alberta Business Corporations Act and, in connection with and as a consequence thereof, will distribute all of its assets, rights and properties to the Manager, including, for clarity, all of Subco’s interest in the Spin-off Distribution Property, and all the liabilities and obligations of Subco, including the liability of Subco under the Subco Note, will be assumed by the Manager, with articles of dissolution for Subco to be filed subsequently outside of this Plan of Arrangement.

(n)

The Corporation will purchase for cancellation and cancel all of the Butterfly Shares of each class of Buttefly Shares (with the stated capital of such Butterfly Shares being equal to the aggregate stated capital additions set out in paragraph 3.1(e)(vi) of this Plan of Arrangement) held by the Manager for a purchase price equal to the aggregate FMV of shares of each respective class of Butterfly Shares and will issue to the Manager, as payment therefor, the Corporation Note. The Manager will accept the Corporation Note as full payment of the aggregate purchase price of each class of Butterfly Shares so purchased, with the risk of this note being dishonoured. The amount of any deemed dividends resulting from the application of subsection 84(3) of the Tax Act (or the provisions of any corresponding applicable provincial tax legislation) to the purchase of all of the Butterfly Shares of each class of shares is hereby designated by the Corporation, to the extent permitted under the Tax Act (or the provisions of any corresponding applicable provincial tax legislation), as an eligible dividend.

(o)	In order to settle the promissory notes issued by Subco and the Corporation, the following transactions will occur simultaneously:

(i)

the Corporation will satisfy its obligations under the Corporation Note by transferring the Subco Note to the Manager and the Manager will accept the Subco Note in full satisfaction of the Corporation’s obligations under the Corporation Note; and

(ii)

the Manager will satisfy its obligations under the Subco Note by transferring the Corporation Note to the Corporation and the Corporation will accept the Corporation Note in full satisfaction of the Manager’s obligations under the Subco Note.

The Corporation Note and the Subco Note will be cancelled.

(p)	The following conversions of Corporation New Shares will occur:

(i)

Each holder of Corporation New Class A Shares will exercise the conversion rights of those shares and each Corporation New Class A Share will be converted into one (1) Corporation Class A Share. An amount equal to the stated capital of the Corporation New Class A Shares will be deducted from the stated capital of those shares and will be added to the stated capital of the Corporation Class A Shares;

(ii)

Each holder of Corporation New Class B Shares will exercise the conversion rights of those shares and each Corporation New Class B Share will be converted into one (1) Corporation Class B Share. An amount equal to the stated capital of the Corporation New Class B Shares will be deducted from the stated capital of those shares and will be added to the stated capital of the Corporation Class B Shares;

(iii)

Each holder of Corporation New Class C Shares will exercise the conversion rights of those shares and each Corporation New Class C Share will be converted into one (1) Corporation Class C Share. An amount equal to the stated capital of the Corporation New Class C Shares will be deducted from the stated capital of those shares and will be added to the stated capital of the Corporation Class C Shares; and

(iv)

Each holder of Corporation New Class D Shares will exercise the conversion rights of those shares and each Corporation New Class D Share will be converted into one (1) Corporation Class D Share. An amount equal to the stated capital of the Corporation New Class D Shares will be deducted from the stated capital of those shares and will be added to the stated capital of the Corporation Class D Shares.

(q)

Concurrently with the share conversions in subsection 3.1(p) of this Plan of Arrangement, the Corporation Class A Shares, Corporation Class C Shares and Corporation Class D Shares will, outside of this Plan of Arrangement, continue to be listed and posted for trading on the TSX (subject to standard listing conditions imposed by the TSX in similar circumstances).

(r)

Each holder of Corporation Class C Shares will exercise the conversion rights of those shares and each Corporation Class C Share will be converted into a number of Corporation Series 51 Shares equal to the inverse of the Applicable Fraction for the Corporation Affected Preference Shares, Series 8, with the result that the aggregate number of Corporation Series 51 Shares held by each holder will be equal to the number of Corporation Affected Preference Shares, Series 8 held immediately prior to the Effective Time. An amount equal to the stated capital of the Corporation New Class C Shares will be deducted from the stated capital of those shares and will be added to the stated capital of the Corporation Series 51 Shares.

(s)

Each holder of Corporation Class D Shares will exercise the conversion rights of those shares and each Corporation Class D Share will be converted into a number of Corporation Series 52 Shares equal to the inverse of the Applicable Fraction for the Corporation Affected Preference Shares, Series 9, with the result that the aggregate number of Corporation Series 52 Shares held by each holder will be equal to the number of Corporation Affected Preference Shares, Series 9 held immediately prior to the Effective Time. An amount equal to the stated capital of the Corporation New Class D Shares will be deducted from the stated capital of those shares and will be added to the stated capital of the Corporation Series 52 Shares.

(t)

Concurrently with the share conversions in subsections 3.1(r) and 3.1(s) of this Plan of Arrangement, the Corporation Series 51 Shares and Corporation Series 52 Shares will, outside of this Plan of Arrangement, be listed and posted for trading on the TSX (subject to standard listing conditions imposed by the TSX in similar circumstances).

(u)

Each holder of Manager Special Limited Voting Shares will exercise the conversion rights of those shares and each Manager Special Limited Voting Share will be converted into one (1) Manager Class A Share. An amount equal to the stated capital of the Manager Special Limited Voting Shares will be deducted from the stated capital of those shares and will be added to the stated capital of the Manager Class A Shares.

(v)

Each Manager Class A Share and Manager Class B Share will be subdivided into a number of Manager Class A Shares and Manager Class B Shares, respectively, equal to the amount, expressed as a decimal, equal to the quotient of (X) one (1) divided by (Y) eight (8) times the Transferred Multiple.

Corporation Restricted Stock

(w)

The Corporation Class A Shares received by the holders of the Corporation Restricted Shares pursuant to the Corporation Spin-Off Butterfly in exchange for Corporation Restricted Shares will be subject to the Corporation Restricted Stock Plan and subject to the same transfer restrictions, vesting, forfeiture and other terms and conditions as were applicable to such Corporation Restricted Shares immediately prior to the Effective Time. In addition, the Manager Class A Shares received by the holders of the Corporation Restricted Shares pursuant to the Corporation Spin-Off Butterfly in exchange for Corporation Restricted Shares will be subject to the Manager Restricted Stock Plan and subject to the same transfer restrictions, vesting, forfeiture and other terms and conditions as were applicable to such Corporation Restricted Shares immediately prior to the Effective Time.

Amendment to Corporation Articles

(x)	The articles of the Corporation will be amended to delete the amendments made to the authorized capital of the Corporation pursuant to paragraphs 3.1(b)(i)-(x) of this Plan of Arrangement.

(y)	The name of the Corporation will be changed to “Brookfield Corporation”.

Manager Escrowed Stock Plan

(z)

The Manager ESPcos will purchase Manager Class A Shares from specified holders for consideration equal to the aggregate FMV of the Manager Class A Shares so purchased, in each case as set out in the Manager ESPco Schedule.

(aa)

On the sixth Business Day after the Manager Class A Shares are listed and posted for trading on the TSX in subsection 3.1(j) of this Plan of Arrangement, the Manager ESPcos will purchase Manager Class A Shares from the specified Participants and will issue to the relevant Participants, as payment therefor, such number of Manager Escrowed Shares having an aggregate FMV equal to the purchase price of the Manager Class A Shares purchased from such Participant, in each case as set out in the Manager ESPco Schedule. Each Participant set out in the Manager ESPco Schedule will accept such Manager Escrowed Shares as full payment of the aggregate purchase price of the Manager Class A Shares so purchased.

(bb)

Immediately following the share transfer in subsection 3.1(aa) of this Plan of Arrangement, the Manager will subscribe for Manager Escrowed Shares for a purchase price equal to the aggregate FMV of the Manager Escrowed Shares as set out in the Award Schedule.

(cc)

Immediately following the subscription in subsection 3.1(bb) of this Plan of Arrangement, the Manager will transfer Manager Escrowed Shares purchased in subsection 3.1(bb) of this Plan of Arrangement to Participants as a bonus, in each case as set out in the Award Schedule.

ARTICLE 4

SHARES

4.1	Registers of Holders

(a)

Upon the exchange of the Corporation Affected Preference Shares pursuant to subsection 3.1(c) of this Plan of Arrangement, the name of each relevant Corporation Shareholder will be deemed to be removed from the register of holders of Corporation Affected Preference Shares and will be deemed to be added to the registers of holders of Corporation Class C Shares or Corporation Class D Shares, as applicable, as the holder of the number of Corporation Class C Shares or Corporation Class D Shares, respectively, issued to such Corporation Affected Preference Shareholder. Upon the cancellation of the Corporation Affected Preference Shares pursuant to subsection 3.1(c) of this Plan of Arrangement, appropriate entries will be made in the register of holders of Corporation Class C Shares and Corporation Class D Shares.

(b)

Upon the exchange of the Corporation Class A Shares pursuant to subsection 3.1(e) of this Plan of Arrangement, the name of each relevant Corporation Shareholder will be deemed to be removed from the register of holders of Corporation Class A Shares and will be deemed to be added to the registers of holders of Corporation New Class A Shares and Butterfly Class A Shares as the holder of the number of Corporation New Class A Shares and Butterfly Class A Shares, respectively, issued to such Corporation Shareholder. Upon the cancellation of the Corporation Class A Shares pursuant to subsection 3.1(e) of this Plan of Arrangement, appropriate entries will be made in the register of holders of Corporation Class A Shares.

(c)

Upon the exchange of the Corporation Class B Shares pursuant to subsection 3.1(e) of this Plan of Arrangement, the name of each relevant Corporation Shareholder will be deemed to be removed from the register of holders of Corporation Class B Shares and will be deemed to be added to the registers of holders of Corporation New Class B Shares and Butterfly Class B Shares as the holder of the number of Corporation New Class B Shares and Butterfly Class B Shares, respectively, issued to such Corporation Shareholder. Upon the cancellation of the Corporation Class B Shares pursuant to subsection 3.1(e) of this Plan of Arrangement, appropriate entries will be made in the register of holders of Corporation Class B Shares.

(d)

Upon the exchange of the Corporation Class C Shares pursuant to subsection 3.1(e) of this Plan of Arrangement, the name of each relevant Corporation Shareholder will be deemed to be removed from the register of holders of Corporation Class C Shares and will be deemed to be added to the registers of holders of Corporation New Class C Shares and Butterfly Class C Shares as the holder of the number of Corporation New Class C Shares and Butterfly Class C Shares, respectively, issued to such Corporation Shareholder. Upon the cancellation of the Corporation Class C Shares pursuant to subsection 3.1(e) of this Plan of Arrangement, appropriate entries will be made in the register of holders of Corporation Class C Shares.

(e)

Upon the exchange of the Corporation Class D Shares pursuant to subsection 3.1(e) of this Plan of Arrangement, the name of each relevant Corporation Shareholder will be deemed to be removed from the register of holders of Corporation Class D Shares and will be deemed to be added to the registers of holders of Corporation New Class D Shares and Butterfly Class D Shares as the holder of the number of Corporation New Class D Shares and Butterfly Class D Shares, respectively, issued to such Corporation Shareholder. Upon the cancellation of the Corporation Class D Shares pursuant to subsection 3.1(e) of this Plan of Arrangement, appropriate entries will be made in the register of holders of Corporation Class D Shares.

(f)	Upon the exchange of the Butterfly Shares pursuant to subsection 3.1(i) of this Plan of Arrangement:

(i)

the name of each relevant holder of Butterfly Class A Shares, Butterfly Class C Shares and Butterfly Class D Shares will be deemed to be removed from the registers of holders of Butterfly Class A Shares, Butterfly Class C Shares and Butterfly Class D Shares, respectively, and will be deemed to be added to the register of holders of Manager Class A Shares and, if applicable, Manager Special Limited Voting Shares as the holder of the number of Manager Class A Shares and, if applicable, Manager Special Limited Voting Shares issued to such holder of Butterfly Shares;

(ii)

the name of each relevant holder of Butterfly Class B Shares will be deemed to be removed from the register of holders of Butterfly Class B Shares and will be deemed to be added to the register of holders of Manager Class B Shares as the holder of the number of Manager Class B Shares issued to such holder of Butterfly Class B Shares; and

(iii)

the Manager will be deemed to be added to the registers of holders of Butterfly Shares as the holder of the number of Butterfly Shares received on the exchange by the Manager pursuant to subsection 3.1(i) of this Plan of Arrangement and will be deemed to be the legal and beneficial owner thereof.

(g)

Upon the transfer of the Spin-off Distribution Property to Subco pursuant to subsection 3.1(k) of this Plan of Arrangement: (i) the register of holders of Asset Management Company Shares will be deemed to be revised to reflect the decrease in the number of Asset Management Company Shares owned by the Corporation as a result of the transfer, (ii) Subco will be deemed to be recorded as the registered holder of the Asset Management Company Shares so transferred on the register of holders of Asset Management Company Shares and will be deemed to be the legal and beneficial owner thereof, and (iii) the Corporation will be deemed to be added to the register of holders of Subco Shares as the holder of the number of Subco Shares issued to the Corporation pursuant to subsection 3.1(k) of this Plan of Arrangement.

(h)

Upon the purchase for cancellation of the Subco Shares pursuant to subsection 3.1(l) of this Plan of Arrangement, the Corporation will be deemed to be removed from the register of holders of Subco Shares and appropriate entries will be made in the register of holders of Subco Shares.

(i)

Upon the wind up of Subco pursuant to subsection 3.1(m) of this Plan of Arrangement, Subco will be deemed to be removed from the register of holders of Asset Management Company Shares, the Manager will be deemed to be recorded as the registered holder of the Asset Management Company Shares and will be deemed to be the legal and beneficial owner thereof and appropriate entries will be made in the register of holders of Asset Management Company Shares.

(j)

Upon the purchase for cancellation of the Butterfly Shares pursuant to subsection 3.1(n) of this Plan of Arrangement, the Manager will be deemed to be removed from the registers of holders of Butterfly Shares and appropriate entries will be made in the register of holders of Butterfly Shares.

(k)	Upon the conversions of Corporation New Shares pursuant to subsection 3.1(p) of this Plan of Arrangement:

(i)

the name of each relevant holder of Corporation New Class A Shares will be deemed to be removed from the register of holders of Corporation New Class A Shares and will be deemed to be added to the register of holders of Corporation Class A Shares as the holder of the number of Corporation Class A Shares received on the conversion by such Corporation Shareholder;

(ii)

the name of each relevant holder of Corporation New Class B Shares will be deemed to be removed from the register of holders of Corporation New Class B Shares and will be deemed to be added to the register of holders of Corporation Class B Shares as the holder of the number of Corporation Class B Shares received on the conversion by such Corporation Shareholder;

(iii)

the name of each relevant holder of Corporation New Class C Shares will be deemed to be removed from the register of holders of Corporation New Class C Shares and will be deemed to be added to the register of holders of Corporation Class C Shares as the holder of the number of Corporation Class C Shares received on the conversion by such Corporation Shareholder;

(iv)

the name of each relevant holder of Corporation New Class D Shares will be deemed to be removed from the register of holders of Corporation New Class D Shares and will be deemed to be added to the register of holders of Corporation Class D Shares as the holder of the number of Corporation Class D Shares received on the conversion by such Corporation Shareholder.

(l)

Upon the conversion of Corporation Class C Shares pursuant to subsection 3.1(r) of this Plan of Arrangement the name of each relevant holder of Corporation Class C Shares will be deemed to be removed from the register of holders of Corporation Class C Shares and will be deemed to be added to the register of holders of Corporation Series 51 Shares as the holder of the number of Corporation Series 51 Shares received on the conversion by such Corporation Shareholder.

(m)

Upon the conversion of Corporation Class D Shares pursuant to subsection 3.1(s) of this Plan of Arrangement the name of each relevant holder of Corporation Class D Shares will be deemed to be removed from the register of holders of Corporation Class D Shares and will be deemed to be added to the register of holders of Corporation Series 52 Shares as the holder of the number of Corporation Series 52 Shares received on the conversion by such Corporation Shareholder.

(n)

Upon the conversion of the Manager Special Limited Voting Shares pursuant to subsection 3.1(u) of this Plan of Arrangement, the name of each relevant holder of Manager Special Limited Voting Shares will be deemed to be removed from the register of holders of Manager Special Limited Voting Shares and will be deemed to be added to the register of holders of Manager Class A Shares as the holder of the number of Manager Special Limited Voting Shares so converted.

4.2	Deemed Fully Paid and Non-Assessable Shares

All Corporation Class A Shares, Corporation Class B Shares, Corporation Class C Shares, Corporation Class D Shares, Corporation Series 51 Shares, Corporation Series 52 Shares, Corporation New Class A Shares, Corporation New Class B Shares, Corporation New Class C Shares, Corporation New Class D Shares, Butterfly Class A Shares, Butterfly Class B Shares Butterfly Class C Shares and Butterfly Class D Shares issued pursuant hereto will be deemed to be or have been validly issued and outstanding as fully paid and non-assessable shares for all purposes of the OBCA.

ARTICLE 5

DELIVERY OF CONSIDERATION

5.1	Delivery of DRS Statements

No new certificates will be issued in respect of the Corporation Class A Shares or Corporation Class B Shares. As soon as practicable following the Effective Time:

(a)

the Transfer Agent will deliver to each Registered Shareholder of Corporation Class A Shares at the close of business on the Distribution Record Date DRS statements representing the Manager Class A Shares to which such Corporation Shareholder is entitled pursuant to the Arrangement;

(b)

the Transfer Agent will deliver to each Registered Shareholder of Corporation Class B Shares at the close of business on the Distribution Record Date DRS statements representing the Manager Class B Shares to which such Corporation Shareholder is entitled pursuant to the Arrangement;

(c)

the Transfer Agent will deliver to each Registered Shareholder of Corporation Affected Preference Shares at the close of business on the Distribution Record Date a DRS statement representing the Manager Class A Shares to which such Corporation Shareholder is entitled pursuant to the Arrangement, together with, if applicable, a check in lieu of any fractional shares;

(d)

upon surrender to the Depositary for cancellation of a certificate and/or DRS statement which immediately prior to the Effective Time represented outstanding Corporation Affected Preference Shares, together with a duly completed and executed Letter of Transmittal and any such additional documents and instruments as the Depositary or the Corporation may reasonably require, the Corporation Shareholders represented by such surrendered certificate and/or DRS statement shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, DRS statement(s) representing the Corporation Series 51 Shares and/or Corporation Series 52 Shares to which such Corporation Shareholder is entitled pursuant to the Arrangement, together with, if applicable, a check in lieu of any fractional shares; and

(e)

until surrendered as contemplated by this Section 5.1, each certificate that immediately prior to the Effective Time represented Corporation Affected Preference Shares shall be deemed after the Effective Time to represent only the right to receive the Corporation Series 51 Shares and/or Corporation Series 52 Shares to which such Corporation Shareholder is entitled pursuant to the Arrangement, together with, if applicable, a check in lieu of any fractional shares. Any such certificate or DRS advice formerly representing Corporation Affected Preference Shares not duly surrendered on or before the fifth (5th) anniversary of the Effective Date shall cease to represent a claim by or interest of any former holder of Corporation Affected Preference Shares of any kind or nature against or in the Corporation. On such date, the Corporation Series 51 Shares and/or Corporation Series 52 Shares to which such former holder was entitled shall be deemed to have been surrendered to the Corporation, or as directed by the Corporation, by the Depositary for no consideration.

Such DRS statements will be sent by first class mail to the most recent address of the Corporation Shareholder on the lists of Registered Shareholders maintained by the Transfer Agent in respect of the Corporation Class A Shares, Corporation Class B Shares and Corporation Affected Preference Shares, as the case may be.

5.2	Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Corporation Affected Preference Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate the Corporation Series 51 Shares and/or Corporation Series 52 Shares to which such Corporation Shareholder is entitled pursuant to the Arrangement and in accordance with such holder’s duly completed and executed Letter of Transmittal. When authorizing such issuance in exchange for any lost, stolen or destroyed certificate, the Person to whom such Corporation Series 51 Shares and/or Corporation Series 52 Shares are to be delivered shall as a condition precedent to the delivery of such cash, give a bond satisfactory to the Corporation and the Depositary (each acting reasonably) in such sum as the Corporation may direct (acting reasonably), or otherwise indemnify the Corporation in a manner satisfactory to the Purchaser (acting reasonably) against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.3	No Fractional Shares

In no event shall any Corporation Shareholder be entitled to a fractional Manager Class A Share. Where the aggregate number of Manager Class A Shares to be issued to a Person as consideration under or as a result of this Arrangement would result in a fraction of a share being issuable, in lieu thereof, the holder will receive a cash payment.

5.4	Withholding Rights

Each of the Corporation and the Manager (and their transfer agents on their behalf) shall be entitled to deduct and withhold from amounts payable under this Plan of Arrangement such amounts as each of the Corporation and the Manager (and their transfer agents on their behalf) is required to deduct and withhold with respect to such payment under the Tax Act or any provision of any applicable federal, provincial, territorial, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the recipient of the payment in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted in accordance with Applicable Law to the appropriate Governmental Authority.

5.5	No Encumbrances

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Encumbrances, except for claims of the transferring or exchanging securityholder to be paid the consideration payable to such securityholder pursuant to the terms of this Plan of Arrangement.

5.6	Paramountcy

From and after the Effective Time:

(a)

this Plan of Arrangement shall apply to any and all Corporation Class A Shares, Corporation Class B Shares, Corporation Class A Preference Shares, Series 17, Corporation Class A Preference Shares, Series 18, Corporation Affected Preference Shares, Corporation Options, Corporation DSUs, Corporation Escrowed Shares and Corporation RSUs issued prior to the Effective Time;

(b)

the rights and obligations of the Registered Shareholders, holders of Corporation Options, holders of Corporation DSUs, holders of Corporation Escrowed Shares, holders of Corporation RSUs, the Corporation, Subco, the Manager and any transfer agent or other depositary of the Corporation and the Manager, shall be solely as provided for in this Plan of Arrangement; and

(c)

all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Corporation Class A Shares, Corporation Class B Shares, Corporation Affected Preference Shares, Corporation Options, Corporation DSUs, Corporation Escrowed Shares or Corporation RSUs shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 6

AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)

The Corporation reserves the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be: (i) set out in writing; (ii) filed with the Court and, if made following the Meeting, approved by the Court; and (iii) communicated to Corporation Shareholders or former Corporation Shareholders if and as required by the Court.

(b)

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Corporation at any time prior to the Meeting, with or without any other prior notice or communication (other than as may be required under the Interim Order), and, if so proposed and accepted by the persons voting at the Meeting, shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if: (i) it is consented to in writing by each of the Corporation and the Manager; (ii) it is filed with the Court; and (iii) if required by the Court, it is approved by the Corporation Shareholders voting in the manner directed by the Court.

(d)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

(e)

Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time by the Corporation, provided that it concerns a matter which, in the reasonable opinion of the Corporation, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any Corporation Shareholder.

ARTICLE 7

FURTHER ASSURANCES

7.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them to further document or evidence any of the transactions or events set out herein.

EXHIBIT I – NEW SHARE TERMS OF CORPORATION

Share terms at the time of the amendments contemplated in paragraph 3.1(b) of the Plan of Arrangement attaching to the following:

(a)	Corporation Class C Shares;

(b)	Corporation Class D Shares;

(c)	Corporation New Class A Shares;

(d)	Corporation New Class B Shares;

(e)	Corporation New Class C Shares;

(f)	Corporation New Class D Shares;

(g)	Butterfly Class A Shares;

(h)	Butterfly Class B Shares;

(i)	Butterfly Class C Shares;

(j)	Butterfly Class D Shares;

(k)	Corporation Series 51 Shares; and

(l)	Corporation Series 52 Shares.

Capitalized terms used herein without definition have the meanings given to them in the Plan of Arrangement.

The articles of the Corporation are hereby amended by:

(a)	adding to the classes and maximum number of shares that the Corporation is authorized to issue the following:

an unlimited number of Corporation Class C Shares

an unlimited number of Corporation Class D Shares

an unlimited number of Corporation New Class A Shares

an unlimited number of Corporation New Class B Shares

an unlimited number of Corporation New Class C Shares

an unlimited number of Corporation New Class D Shares

an unlimited number of Butterfly Class A Shares

an unlimited number of Butterfly Class B Shares

an unlimited number of Butterfly Class C Shares

an unlimited number of Butterfly Class D Shares

4,500,000 Class A Preference Shares, Series 51

4,500,000 Class A Preference Shares, Series 52

(b)	adding to the rights, privileges, restrictions and conditions attaching to each class of shares of the Corporation the following:

2.	CORPORATION CLASS C SHARES

2.1	Rank

The Corporation Class C Shares shall rank on a parity with the Corporation Class A Shares and the Corporation Class B Shares and any other shares ranking on a parity with the Corporation Class A Shares and the Corporation Class B Shares and shall rank after the Corporation Class A Preference Shares and the Corporation Class AA Preference Shares with respect to the payment of dividends and the return of capital on the liquidation, dissolution or winding-up of the Corporation. After payment to the holders of the Corporation Class A Preference Shares, Corporation Class AA Preference Shares and any other shares ranking as to dividends prior to the Corporation Class C Shares of the amount or amounts to which they may be entitled, the holders of the Corporation Class C Shares and any other shares ranking on a parity with the Corporation Class C Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

2.2	Voting

Each holder of Corporation Class C Shares shall be entitled to notice of and to attend all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote) but shall not be entitled to vote at any such meeting.

2.3	Conversion of Corporation Class C Shares

The Corporation Class C Shares shall be convertible into Class A Preference Shares, Series 51 on a one-for-one basis at any time and from time to time.

3.	CORPORATION CLASS D SHARES

3.1	Rank

The Corporation Class D Shares shall rank on a parity with the Corporation Class A Shares and the Corporation Class B Shares and any other shares ranking on a parity with the Corporation Class A Shares and the Corporation Class B Shares and shall rank after the Corporation Class A Preference Shares and the Corporation Class AA Preference Shares with respect to the payment of dividends and the return of capital on the liquidation, dissolution or winding-up of the Corporation. After payment to the holders of the Corporation Class A Preference Shares, Corporation Class AA Preference Shares and any other shares ranking as to dividends prior to the Corporation Class D Shares of the amount or amounts to which they may be entitled, the holders of the Corporation Class D Shares and any other shares ranking on a parity with the Corporation Class D Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

3.2	Voting

Each holder of Corporation Class D Shares shall be entitled to notice of and to attend all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote) but shall not be entitled to vote at any such meeting.

3.3	Conversion of Corporation Class D Shares

The Corporation Class D Shares shall be convertible into Class A Preference Shares, Series 52 on a one-for-one basis at any time and from time to time.

4.	CORPORATION NEW CLASS A SHARES AND CORPORATION NEW CLASS B SHARES

4.1	Rank

The Corporation New Class A Shares and the Corporation New Class B Shares shall rank on a parity with each other and the Corporation Class A Shares, the Corporation Class B Shares and any other shares ranking on a parity with the Corporation Class A Shares and the Corporation Class B Shares and shall rank after the Corporation Class A Preference Shares and the Corporation Class AA Preference Shares with respect to the payment of dividends and the return of capital on the liquidation, dissolution or winding-up of the Corporation. After payment to the holders of the Corporation Class A Preference Shares, Corporation Class AA Preference Shares and any other shares ranking as to dividends prior to the Corporation New Class A Shares and the Corporation New Class B Shares of the amount or amounts to which they may be entitled, the holders of the Corporation New Class A Shares and the Corporation New Class B Shares and any other shares ranking on a parity with the Corporation New Class A Shares and the Corporation New Class B Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

4.2	Voting

Other than as provided below, each holder of Corporation New Class A Shares and Corporation New Class B Shares shall be entitled to notice of and to attend all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote) and shall be entitled to cast at any such meeting two votes per share on all matters to be approved by shareholders. If, and for so long as, there are Corporation Class A Shares and Corporation Class B Shares outstanding, holders of Corporation New Class A Shares will vote with holders of Corporation Class A Shares and holders of Corporation New Class B Shares will vote with holders of Corporation Class B Shares on all matters to be approved by shareholders (other than the election of directors). If, and for so long as, there are no Corporation Class A Shares and Corporation Class B Shares outstanding, subject to applicable law and in addition to any other required shareholder approvals, all matters to be approved by shareholders

(other than the election of directors), must be approved by: (i) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3 per cent of the votes cast by holders of Corporation New Class A Shares who vote in respect of the resolution or special resolution, as the case may be; and (ii) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3 per cent of the votes cast by holders of Corporation New Class B Shares who vote in respect of the resolution or special resolution, as the case may be.

4.3	Election of Directors

If, and for so long as, there are Corporation Class A Shares and Corporation Class B Shares outstanding, holders of Corporation New Class A Shares will vote with holders of Corporation Class A Shares and holders of Corporation New Class B Shares will vote with holders of Corporation Class B Shares in the election of directors. If, and for so long as, there are no Corporation Class A Shares and Corporation Class B Shares outstanding, in the election of directors, holders of Corporation New Class A Shares shall be entitled to elect one-half of the board of directors of the Corporation, provided that if holders of Class A Preference Shares, Series 2 become entitled to elect two or three directors, as the case may be, the number of directors to be elected by holders of Corporation New Class A Shares shall be reduced by the number of directors to be elected by holders of Class A Preference Shares, Series 2. Holders of Corporation New Class B Shares shall be entitled to elect the other one-half of the board of directors of the Corporation.

4.4	Conversion of Corporation New Class A Shares

The Corporation New Class A Shares shall be convertible into Corporation Class A Shares on a one-for-one basis at any time and from time to time.

4.5	Conversion of Corporation New Class B Shares

The Corporation New Class B Shares shall be convertible into Corporation Class B Shares on a one-for-one basis at any time and from time to time.

5.	CORPORATION NEW CLASS C SHARES

5.1	Rank

The Corporation New Class C Shares shall rank on a parity with the Corporation Class A Shares and the Corporation Class B Shares and any other shares ranking on a parity with the Corporation Class A Shares and the Corporation Class B Shares and shall rank after the Corporation Class A Preference Shares and the Corporation Class AA Preference Shares with respect to the payment of dividends and the return of capital on the liquidation, dissolution or winding-up of the Corporation. After payment to the holders of the Corporation Class A Preference Shares, Corporation Class AA Preference Shares and any other shares ranking as to dividends prior to the Corporation New Class C Shares of the amount or amounts to which they may be entitled, the holders of the Corporation New Class C Shares and any other shares ranking on a parity with the Corporation New Class C Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

5.2	Voting

Each holder of Corporation New Class C Shares shall be entitled to notice of and to attend all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote) but shall not be entitled to vote at any such meeting.

5.3	Conversion of Corporation New Class C Shares

The Corporation New Class C Shares shall be convertible into Corporation Class C Shares on a one-for-one basis at any time and from time to time.

6.	CORPORATION NEW CLASS D SHARES

6.1	Rank

The Corporation New Class D Shares shall rank on a parity with the Corporation Class A Shares and the Corporation Class B Shares and any other shares ranking on a parity with the Corporation Class A Shares and the Corporation Class B Shares and shall rank after the Corporation Class A Preference Shares and the Corporation Class AA Preference Shares with respect to the payment of dividends and the return of capital on the liquidation, dissolution or winding-up of the Corporation. After payment to the holders of the Corporation Class A Preference Shares, Corporation Class AA

Preference Shares and any other shares ranking as to dividends prior to the Corporation New Class D Shares of the amount or amounts to which they may be entitled, the holders of the Corporation New Class D Shares and any other shares ranking on a parity with the Corporation New Class D Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

6.2	Voting

Each holder of Corporation New Class D Shares shall be entitled to notice of and to attend all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote) but shall not be entitled to vote at any such meeting.

6.3	Conversion of Corporation New Class D Shares

The Corporation New Class D Shares shall be convertible into Corporation Class D Shares on a one-for-one basis at any time and from time to time.

7.	BUTTERFLY CLASS A SHARES

7.1	Rank

The Butterfly Class A Shares shall rank on a parity with the Corporation Class A Shares and the Corporation Class B Shares and any other shares ranking on a parity with the Corporation Class A Shares and the Corporation Class B Shares and shall rank after the Corporation Class A Preference Shares and the Corporation Class AA Preference Shares with respect to the payment of dividends and the return of capital on the liquidation, dissolution or winding-up of the Corporation. After payment to the holders of the Corporation Class A Preference Shares, Corporation Class AA Preference Shares and any other shares ranking as to dividends prior to the Butterfly Class A Shares of the amount or amounts to which they may be entitled, the holders of the Butterfly Class A Shares and any other shares ranking on a parity with the Butterfly Class A Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

7.2	Voting

Each holder of Butterfly Class A Shares shall be entitled to notice of and to attend all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote) but shall not be entitled to vote at any such meeting. Notice of the time and place of any such meeting shall be sent to each holder of Butterfly Class A Shares not less than 22 days before the meeting.

8.	BUTTERFLY CLASS B SHARES

8.1	Rank

The Butterfly Class B Shares shall rank on a parity with the Corporation Class A Shares and the Corporation Class B Shares and any other shares ranking on a parity with the Corporation Class A Shares and the Corporation Class B Shares and shall rank after the Corporation Class A Preference Shares and the Corporation Class AA Preference Shares with respect to the payment of dividends and the return of capital on the liquidation, dissolution or winding-up of the Corporation. After payment to the holders of the Corporation Class A Preference Shares, Corporation Class AA Preference Shares and any other shares ranking as to dividends prior to the Butterfly Class B Shares of the amount or amounts to which they may be entitled, the holders of the Butterfly Class B Shares and any other shares ranking on a parity with the Butterfly Class B Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

8.2	Voting

Each holder of Butterfly Class B Shares shall be entitled to notice of and to attend all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote) but shall not be entitled to vote at any such meeting. Notice of the time and place of any such meeting shall be sent to each holder of Butterfly Class B Shares not less than 23 days before the meeting.

9.	BUTTERFLY CLASS C SHARES

9.1	Rank

The Butterfly Class C Shares shall rank on a parity with the Corporation Class A Shares and the Corporation Class B Shares and any other shares ranking on a parity with the Corporation Class A Shares and the Corporation Class B Shares and shall rank after the Corporation Class A Preference Shares and the Corporation Class AA Preference Shares with respect to the payment of dividends and the return of capital on the liquidation, dissolution or winding-up of the Corporation. After payment to the holders of the Corporation Class A Preference Shares, Corporation Class AA Preference Shares and any other shares ranking as to dividends prior to the Butterfly Class C Shares of the amount or amounts to which they may be entitled, the holders of the Butterfly Class C Shares and any other shares ranking on a parity with the Butterfly Class C Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

9.2	Voting

Each holder of Butterfly Class C Shares shall be entitled to notice of and to attend all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote) but shall not be entitled to vote at any such meeting. Notice of the time and place of any such meeting shall be sent to each holder of Butterfly Class C Shares not less than 24 days before the meeting.

10.	BUTTERFLY CLASS D SHARES

10.1	Rank

The Butterfly Class D Shares shall rank on a parity with the Corporation Class A Shares and the Corporation Class B Shares and any other shares ranking on a parity with the Corporation Class A Shares and the Corporation Class B Shares and shall rank after the Corporation Class A Preference Shares and the Corporation Class AA Preference Shares with respect to the payment of dividends and the return of capital on the liquidation, dissolution or winding-up of the Corporation. After payment to the holders of the Corporation Class A Preference Shares, Corporation Class AA Preference Shares and any other shares ranking as to dividends prior to the Butterfly Class D Shares of the amount or amounts to which they may be entitled, the holders of the Butterfly Class D Shares and any other shares ranking on a parity with the Butterfly Class D Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

10.2	Voting

Each holder of Butterfly Class D Shares shall be entitled to notice of and to attend all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote) but shall not be entitled to vote at any such meeting. Notice of the time and place of any such meeting shall be sent to each holder of Butterfly Class D Shares not less than 25 days before the meeting.

11.	CLASS A PREFERENCE SHARES, SERIES 51

The fifty-first series of Class A Preference Shares of the Corporation shall consist of 4,500,000 Class A Preference Shares designated as Cumulative Redeemable Class A Preference Shares, Series 51 (“Series 51 Preference Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Class A Preference Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.	Dividends

1.1	Definitions

For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

(a)

“Adjustment Factor” for any Month means the percentage per annum, positive or negative, based on the Calculated Trading Price of the Series 51 Preference Shares for the preceding Month, determined in accordance with the following table:

If Calculated Trading Price Is [Note: Amounts to be determined and disclosed by the Corporation on or prior to the Effective Date.]	The Adjustment Factor as a Percentage of Prime Shall Be:
$● or more	-4.00%
$● and less than $●	-3.00%
$● and less than $●	-2.00%
$● and less than $●	-1.00%
Greater than $● and less than $●	nil
Greater than $● to $●	1.00%
Greater than $● to $●	2.00%
Greater than $● to $●	3.00%
$● or less	4.00%

The maximum Adjustment Factor for any Month will be +4.00%.

If in any Month there is no trade on the Exchange of Series 51 Preference Shares of a board lot or more, the Adjustment Factor for the following Month shall be nil;

(b)

“Annual Dividend Rate” means for any Month the rate of interest expressed as a percentage per annum (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) which is equal to Prime multiplied by the Designated Percentage for such Month;

(c)	“Applicable Redemption Price” means $● [Note: Amount to be determined and disclosed by the Corporation on or prior to the Effective Date.];

(d)

“Banks” means any two of Royal Bank of Canada, Bank of Montreal, The Bank of Nova Scotia, The Toronto-Dominion Bank and Canadian Imperial Bank of Commerce and any successor of any of them as may be designated from time to time by the Board of Directors by notice given to the transfer agent for the Series 51 Preference Shares, such notice to take effect on, and to be given at least two business days prior to, the commencement of a particular Dividend Period and, until such notice is first given, means Canadian Imperial Bank of Commerce and The Bank of Nova Scotia.

(e)	“Board of Directors” means the board of directors of the Corporation;

(f)	“Calculated Trading Price” for any Month means:

(i)	the aggregate of the Daily Adjusted Trading Value for all Trading Days in such Month divided by

(ii)	the aggregate of the Daily Trading Volume for all Trading Days in such Month;

(g)	“Daily Accrued Dividend Deduction” for any Trading Day means:

(i)

the product obtained by multiplying the dividend accrued on a Series 51 Preference Share in respect of the Month in which the Trading Day falls by the number of days elapsed from but excluding the day prior to the Ex-Dividend Date immediately preceding such Trading Day to and including such Trading Day (or if such Trading Day is an Ex-Dividend Date, by one day)

divided by

(ii)	the number of days from and including such Ex-Dividend Date to but excluding the following Ex-Dividend Date;

(h)	“Daily Adjusting Trading Value” for any Trading Day means:

(i)

the aggregate dollar value of all transactions of Series 51 Preference Shares on the Exchange (made on the basis of the normal settlement period in effect on the Exchange) occurring during such Trading Day less

(ii)	the Daily Trading Volume for such Trading Day multiplied by the Daily Accrued Dividend Deduction for such Trading Day;

(i)

“Daily Trading Volume” for any Trading Day means the aggregate number of Series 51 Preference Shares traded in all transactions (made on the basis of the normal settlement period in effect on the Exchange) occurring during such Trading Day on the Exchange;

(j)	“Deemed Record Date” means the last Trading Day of a Month with respect to which no dividend is declared by the Board of Directors;

(k)

“Designated Percentage” for any Month means the Adjustment Factor for such Month plus the Designated Percentage for the preceding Month, provided that the Annual Dividend Rate for any Month shall in no event be less than 50% of Prime for such Month or more than 100% of Prime for such Month;

(l)	“Dividend Payment Date” means the 12th day of each Month;

(m)	“Dividend Period” means a Month;

(n)	“Ex-Dividend Date” means:

(i)

the Trading Day which, under the rules or normal practices of the Exchange, is designated or recognized as the Ex-Dividend Date relative to any dividend record date for the Series 51 Preference Shares; or

(ii)

if the Board of Directors fails to declare a dividend in respect of a Month, the Trading Day which, under the rules or normal practices of the Exchange, would be recognized as the Ex-Dividend to any Deemed Record Date for the Series 51 Preference Shares;

(o)

“Exchange” means The Toronto Stock Exchange or the Montreal Exchange or such other exchange or trading market in Canada as may be determined from time to time by the Corporation as being the principal trading market for the Series 51 Preference Shares;

(p)	“Month” means a calendar month;

(q)	“Prime” for a Month means the average (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) of the Prime Rate in effect on each day of such Month;

(r)

“Prime Rate” for any day means the average (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) of the annual rates of interest announced from time to time by the Banks as the reference rates then in effect for such day for determining interest rates on Canadian dollar commercial loans made to prime commercial borrowers in Canada. If one of the Banks does not have such an interest rate in effect on a day, the Prime Rate for such day shall be such interest rate in effect for that day of the other Bank; if both Banks do not have such an interest rate in effect on a day, the Prime Rate for that day shall be equal to one and a half percent (1.5%) per annum plus the average yield expressed as a percentage per annum on 91-day Government of Canada Treasury Bills, as reported by the Bank of Canada, for the weekly tender for the week immediately preceding that day; and if both of such Banks do not have such an interest rate in effect on a day and the Bank of Canada does not report such average yield per annum, the Prime Rate for that day shall be equal to the Prime Rate for the next preceding day. The Prime Rate and Prime shall be determined from time to time by an officer of the Corporation from quotations supplied by the Banks or otherwise publicly available. Such determination shall, in the absence of manifest error, be final and binding upon the Corporation and upon all holders of Series 51 Preference Shares;

(s)	“Trading Day” means, if the Exchange is a stock exchange in Canada, a day on which the Exchange is open for trading, or, in any other case, a business day.

1.2	General

The holders of the Series 51 Preference Shares shall be entitled to receive cumulative preferred cash dividends, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, at the rates and times herein provided. Dividends on the Series 51 Preference Shares shall accrue on a daily basis from and including the date of issue hereof, shall be payable monthly and shall be calculated on a 365 or 366 day basis, being the actual number of days in the year in which the amount is to be ascertained. Payment of the dividend on the Series 51 Preference Shares payable on any Dividend Payment Date (less any tax required to be deducted) shall be made by cheque at par in lawful money of Canada payable at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems available.

Dividends declared on the Series 51 Preference Shares shall (except in case of redemption in which case payment of dividends shall be made on surrender of the certificate representing the Series 51 Preference Shares to be redeemed) be paid by posting in a postage paid envelope addressed to each holder of the Series 51 Preference Shares at the last address of such holder as it appears on the securities register of the Corporation, or, in the case of joint holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint holders, or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation, a cheque for such dividends (less any tax required to be deducted) payable to the order of such holder, or in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a holder of Series 51 Preference Shares at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a holder of Series 51 Preference Shares shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividend to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

If on any date on which dividends are to be paid, the dividends accrued to such date are not paid in full on all of the Series 51 Preference Shares then outstanding, such dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such dividends.

The holders of Series 51 Preference Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

Dividends in respect of the Series 51 Preference Shares shall be payable monthly at the Annual Dividend Rate as calculated from time to time. Accordingly, on each Dividend Payment Date the dividend payable on the Series 51 Preference Shares shall be the amount (rounded to the nearest one-thousandth (1/1000) of one cent) obtained by multiplying $● [Note: Amount to be determined and disclosed by the Corporation on or prior to the

Effective Date.] by the Annual Dividend Rate applicable to the Month preceding such Dividend Payment Date and by dividing the product by twelve. The record date for the purpose of determining holders of Series 51 Preference Shares entitled to receive dividends on each Dividend Payment Date shall be the last Trading Day of the next preceding Month. In the event of the redemption or purchase of the Series 51 Preference Shares as contemplated by Section 2 hereof, the amount of the dividend which has accrued during the Month in which such redemption, purchase or distribution occurs shall be the amount (rounded to the nearest one-thousandth (1/1000) of one cent) calculated by multiplying:

(a)

the amount obtained by multiplying $● [Note: Amount to be determined and disclosed by the Corporation on or prior to the Effective Date.] by one-twelfth (1/12) of the Annual Dividend Rate applicable to the preceding Month by

(b)

a fraction of which the numerator is the number of days elapsed in the Month in which such redemption, purchase or distribution occurs up to but not including the date of such event and the denominator of which the number of days in that Month.

1.3	Calculation of Designated Percentage

The Corporation shall as promptly as practicable calculate the Designated Percentage for each Month and give notice thereof to all stock exchanges in Canada on which the Series 51 Preference Shares are listed for trading or if the Series 51 Preference Shares are not listed on a stock exchange in Canada to the Investment Dealers Association of Canada.

2.	Rights on Liquidation

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation for the purpose of winding up its affairs, the holders of the Series 51 Preference Shares shall be entitled to receive $● [Note: Amount to be determined and disclosed by the Corporation on or prior to the Effective Date.] per Series 51 Preference Share together with all dividends accrued and unpaid up to but excluding the date of payment or distribution, before any amounts shall be paid or any assets of the Corporation distributed to the holders of any shares ranking junior to the Series 51 Preference Shares. Upon payment of such amounts, the holders of the Series 51 Preference Shares shall not be entitled to share in any further distribution of the assets of the Corporation.

3.	Redemption at the Option of the Corporation

Subject to applicable law and Section 5 hereof, upon giving notice as hereinafter provided, the Corporation may redeem at any time all, but not less than all, the outstanding Series 51 Preference Shares, on payment of the Applicable Redemption Price for each such share to be redeemed, in each case, together with accrued and unpaid dividends up to but excluding the date fixed for redemption, the whole constituting the redemption price.

The Corporation shall give notice in writing not less than 45 days nor more than 60 days prior to the date on which the redemption is to take place to each person who at the date of giving such notice is the holder of Series 51 Preference Shares to be redeemed of the intention of the Corporation to redeem such shares. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each holder of Series 51 Preference Shares to be redeemed at the last address of such holder as it appears on the securities register of the Corporation, or in the case of joint holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint holders or, in the event of the address of any holder not so appearing, then to the address of such holder as known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such holders shall not affect the validity of the redemption as to the other holders of the Series 51 Preference Shares to be redeemed. Such notice shall set out the number of such Series 51 Preference Shares held by the person to whom it is addressed which are to be redeemed and the redemption price and shall also set out the date on which the redemption is to take place, and on and after the date so specified for redemption the Corporation shall pay or cause to be paid to the holders of such Series 51 Preference Shares to be redeemed the redemption price on presentation and surrender at any place or places within Canada designated by such notice, of the certificate or certificates for such Series 51 Preference Shares so called for redemption; such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable; from and after the date specified in any such notice, the Series 51 Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be duly made by the Corporation; at any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the redemption price of any or all Series 51 Preference Shares called for redemption with a chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same, and upon such deposit or deposits being made, such shares shall be redeemed on the redemption date specified in the notice of redemption; after the Corporation has made a deposit as aforesaid with respect to any shares, the holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the holders thereof shall be limited to receiving the proportion of the amounts so deposited applicable to such shares, without interest, any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held on deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

4.	Conversion of Series 51 Preference Shares

4.1	Conversion at the Option of the Holder

Holders of Series 51 Preference Shares shall have the right, at their option, on November 1, 2026 and on November 1 in every fifth year thereafter (a “Conversion Date”), to convert, subject to the terms and conditions hereof, all or any Series 51 Preference Shares registered in their name into Series 52 Preference Shares of the Corporation on the basis of one (1) Series 52 Preference Share for each Series 51 Preference Share. The Corporation shall give notice in writing to the then holders of the Series 51 Preference Shares of the Selected Percentage (as defined in Section 2.1 of the articles of the Corporation relating to the Series 52 Preference Shares) determined by the Board of Directors to be applicable for the next succeeding Fixed Dividend Rate Period (as defined in Section 2.1 of the articles of the Corporation relating to the Series 52 Preference Shares) and of the conversion right provided for herein; such notice shall be given by posting the same in a postage paid envelope addressed to each holder of the Series 51 Preference Shares at the last address of such holder as it appears on the securities register of the Corporation, or in the case of joint holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint holders or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation. Such notice shall set out the Conversion Date and shall be given not less than 45 days nor more than 60 days prior to the applicable Conversion Date.

If the Corporation gives notice as provided in Section 3 to the holders of the Series 51 Preference Shares of the redemption of all the Series 51 Preference Shares, the Corporation shall not be required to give notice as provided in this Section 4.1 to the holders of the Series 51 Preference Shares of a Selected Percentage (as defined in Section 2.1 of the articles of the Corporation relating to the Series 52 Preference Shares) for the Series 52 Preference Shares, of the conversion right or of the Conversion Date and the right of any holder of Series 51 Preference Shares to convert such Series 51 Preference Shares as herein provided shall cease and terminate in that event.

Holders of Series 51 Preference Shares shall not be entitled to convert their shares into Series 52 Preference Shares if, following the close of business on the 14th day preceding a Conversion Date, the Corporation determines that there would remain outstanding on the Conversation Date less than 500,000 Series 52 Preference Shares, after taking into account all Series 51 Preference Shares tendered for conversion into Series 52 Preference Shares and all Series 52 Preference Shares tendered for conversion into Series 51 Preference Shares. The Corporation shall give notice in writing thereof, in accordance with the provisions of the first paragraph of this Section 4.1, to all affected holders of Series 51 Preference Shares at least seven days prior to the applicable Conversion Date and will issue and deliver, or cause to be delivered, prior to such Conversion Date, at the expense of the Corporation, to such holders of Series 51 Preference Shares, who have surrendered for conversion any certificate or certificates representing Series 51 Preference Shares, new certificates representing the Series 51 Preference Shares represented by any certificate or certificates surrendered as aforesaid.

4.2	Automatic Conversion

Subject to applicable law, if following the close of business on the 14th day preceding a Conversion Date the Corporation determines that there would remain outstanding on the Conversion Date less than 500,000 Series 51 Preference Shares after taking into account all Series 51 Preference Shares tendered for conversion into Series 52 Preference Shares and all Series 52 Preference Shares tendered for conversion into Series 51 Preference Shares, then, all, but not part, of the remaining outstanding Series 51 Preference Shares shall automatically be converted into Series 52 Preference Shares on the basis of one (1) Series 52 Preference Share for each Series 51 Preference Share on the applicable Conversion Date and the Corporation shall give notice in writing thereof, in accordance with the provisions of Section 4.1, to the holders of such remaining Series 51 Preference Shares at least seven days prior to the Conversion Date.

4.3	Manner of Exercise of Conversion Privilege

The conversion of Series 51 Preference Shares may be effected by surrender of the certificate or certificates representing the same not earlier than 45 days prior to a Conversion Date but not later than the close of business on the 14th day preceding a Conversion Date during usual business hours at any office of any transfer agent of the Corporation at which the Series 51 Preference Shares are transferable accompanied by: (i) payment or evidence of payment of the tax (if any) payable as provided in this Section 4.3; and (ii) a written instrument of surrender in form satisfactory to the Corporation duly executed by the holder, or his attorney duly authorized in writing, in which instrument such holder may also elect to convert part only of the Series 51

Preference Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation shall issue and deliver or cause to be delivered to such holder, at the expense of the Corporation, a new certificate representing the Series 51 Preference Shares represented by such certificate or certificates which have not been converted.

In the event the Corporation is required to convert all remaining outstanding Series 51 Preference Shares into Series 52 Preference Shares on the applicable Conversion Date as provided for in Section 4.2, the Series 51 Preference Shares, in respect of which the holders have not previously elected to convert, shall be converted on the Conversion Date into Series 52 Preference Shares and the holders thereof shall be deemed to be holders of Series 52 Preference Shares at the close of business on the Conversion Date and shall be entitled, upon surrender during usual business hours at any office of any transfer agent of the Corporation at which the Series 51 Preference Shares were transferable of the certificate or certificates representing Series 51 Preference Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series 52 Preference Shares in the manner and subject to the terms and provisions as provided in this Section 4.3.

As promptly as practicable after the applicable Conversion Date, the Corporation shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series 51 Preference Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series 52 Preference Shares and the number of remaining Series 51 Preference Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the Conversion Date, so that the rights of the holder of such Series 51 Preference Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Series 52 Preference Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series 52 Preference Shares at such time.

The holder of any Series 51 Preference Share on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into Series 52 Preference Shares after such record date and on or before the date of the payment of such dividend.

The issuance of certificates for the Series 52 Preference Shares upon the conversion of Series 51 Preference Shares shall be made without charge to the converting holders of Series 51 Preference Shares for any fee or tax in respect of the issuance of such certificates or the Series 52 Preference Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Series 52 Preference Shares are issued in respect of the issuance of such Series 52 Preference Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name or names other than that of the holder of the Series 51 Preference Shares converted, and the Corporation shall not be required to issue or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

4.4	Status of Converted Series 51 Preference Shares

All Series 51 Preference Shares converted into Series 52 Preference Shares on a Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Conversion Date.

5.	Restrictions on Dividends and Retirement of Shares

Without the approval of the holders of the outstanding Series 51 Preference Shares:

(a)

the Corporation shall not declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking junior to the Series 51 Preference Shares) on any shares of the Corporation ranking junior to the Series 51 Preference Shares;

(b)

the Corporation shall not redeem, purchase or otherwise retire or make any capital distribution on or in respect of any shares of the Corporation ranking junior to the Series 51 Preference Shares (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Series 51 Preference Shares);

(c)	the Corporation shall not purchase or otherwise retire less than all of the Series 51 Preference Shares then outstanding;

(d)

the Corporation shall not redeem, purchase or otherwise retire (except in connection with the exercise of any retraction privilege or mandatory redemption or purchase obligation attaching thereto) any shares of any class or series ranking on a parity with the Series 51 Preference Shares provided that, for greater certainty, the covenant in this Section (d) shall not limit or affect any such action in respect of any class of shares ranking in priority to the Series 51 Preference Shares; or

(e)	the Corporation shall not issue any additional Class A Preference Shares or any shares ranking on a parity with the Series 51 Preference Shares;

unless, in each such case, all dividends on outstanding Series 51 Preference Shares accrued up to and including the dividend payable for the last completed period for which dividends were payable shall have been declared and paid. Any approval of the holders of the Series 51 Preference Shares required to be given pursuant to this Section 5 may be given in accordance with Section 9. Notwithstanding the provisions of Section 9, any approval required to be given pursuant to this Section 5 may be given by the affirmative vote of the holders of the majority of the Series 51 Preference Shares present or represented at a meeting or adjourned meeting of the holders of Series 51 Preference Shares duly called for that purpose and at which a quorum is present.

6.	Purchase for Cancellation

The Corporation may at any time purchase for cancellation the whole or any part of the Series 51 Preference Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which in the opinion of the Board of Directors such shares are obtainable plus in each case all accrued and unpaid dividends and costs of purchase.

7.	Voting Rights

The holders of Series 51 Preference Shares will not be entitled (except as otherwise permitted by law) to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation unless the Corporation fails to pay twenty-four (24) dividends on the Series 51 Preference Shares, whether or not consecutive, in which case the holders of the Series 51 Preference Shares shall have the right to receive notice of, and to attend, each meeting of shareholders of the Corporation which takes place more than 60 days after the date on which the failure first occurs (other than a separate meeting of the holders of another series or class of shares) and such holders shall also have the right, at any such meeting, to one vote for each Series 51 Preference Share held (provided that when entitled to vote in the election of directors, holders of Series 51 Preference Shares shall vote together with holders of Class A Limited Voting Shares in the election of one-half of the board of directors), until all such arrears of dividends on the Series 51 Preference Shares shall have been paid whereupon such rights shall cease unless and until the same default shall again arise under the provisions of this Section 7.

8.	Modifications

The provisions attaching to the Series 51 Preference Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Business Corporations Act (Ontario), any such approval to be given in accordance with Section 9.

None of the series provisions of the articles of the Corporation relating to the Series 51 Preference Shares shall be amended or otherwise changed unless, contemporaneously therewith, the series provisions, if any, relating to the Series 52 Preference Shares are, to the extent deemed required by the Corporation, amended or otherwise changed in the same proportion and in the same manner.

9.	Approval of Holders of Series 51 Preference Shares

Except as otherwise provided herein, any approval of the holders of the outstanding Series 51 Preference Shares with respect to any matters requiring the consent of the holders of the Series 51 Preference Shares with respect to any matters requiring the consent of the holders of the Series 51 Preference Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the holders of outstanding Series 51 Preference Shares or passed by the affirmative vote of at least 66 2/3% of the votes cast by the holders of Series 51 Preference Shares who voted in respect of that resolution at a meeting of the holders of the Series 51 Preference Shares duly called for that purpose and at which a quorum as required by the by-laws of the Corporation is present, subject to a minimum requirement that the quorum at the meeting (other than an adjourned meeting), be at least two persons entitled to vote thereat.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of Series 51 Preference Shares shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of holders of Series 51 Preference Shares, each holder of Series 51 Preference Shares entitled to vote thereat shall have one vote in respect of each $25.00 of the issue price of each Series 51 Preference Share held.

10.	Tax Election

The Corporation shall elect, in the manner and within the time provided under the Income Tax Act (Canada), under Subsection 191.2(1) of the said Act, or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay tax at a rate such that no holder of the Series 51 Preference Shares will be required to pay tax on dividends received on the Series 51 Preference Shares under Section 187.2 of Part IV.I of such Act or any successor or replacement provision of similar effect.

11.	Mail Service Interruption

If the Board of Directors determines that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to the holder of any Series 51 Preference Share, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)

give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and

(b)

fulfil the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the transfer agent for the Series 51 Preference Shares at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered holder and who is entitled to receive such cheque or share certificate.

12.	Notice of Annual Dividend Rate Applicable to the Series 52 Preference Shares

Within three business days of the determination of the Annual Dividend Rate (as defined in Section 2.1 of the articles of the Corporation relating to the Series 52 Preference Shares) the Corporation shall give notice thereof to the holders of the Series 51 Preference Shares by publication once in the national edition of the Globe and Mail in the English language and once in the City of Montréal, Québec in both the French and English languages in a daily newspaper of general circulation in Montréal; provided that if any such newspaper is not being generally circulated at that time, such notice shall be published in another equivalent publication.

13.	Interpretation

In the provisions herein contained attaching to the Series 51 Preference Shares:

(a)

“accrued and unpaid dividends” means the aggregate of (i) all unpaid dividends on the Series 51 Preference Shares for any Dividend Period and (ii) the amount calculated as though dividends on each Series 51 Preference Share had been accruing on a day-to-day basis from and including the first day of the Month immediately following the Month with respect to which the dividend was or will be, as the case may be, payable to but excluding the date to which the computation of accrued dividends is to be made;

(b)

“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; and

(c)

in the event that any date on which any dividend on the Series 51 Preference Shares is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the holders of Series 51 Preference Shares hereunder, is not a business day (as hereinafter defined), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a business day. A “business day” shall be a day other than a Saturday, a Sunday or any other day that is treated as a holiday at the Corporation’s principal office in Canada.

14.	CLASS A PREFERENCE SHARES, SERIES 52

The fifty-second series of Class A Preference Shares of the Corporation shall consist of 4,500,000 Class A Preference Shares designated as Cumulative Redeemable Class A Preference Shares, Series 52 (“Series 52 Preference Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Class A Preference Shares as a class, shall have attached thereto the following rights, privileges restrictions and conditions:

1.	Dividends

1.1	Definitions

For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

(a)

“Annual Dividend Rate” means for any Fixed Dividend Rate Period the rate of interest expressed as a percentage per annum (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) which is equal to the Government of Canada Yield multiplied by the Selected Percentage for such Fixed Dividend Rate Period;

(b)	“Applicable Redemption Price” means $● [Note: Amount to be determined and disclosed by the Corporation on or prior to the Effective Date.];

(c)	“Dividend Payment Date” means the first day of each of February, May, August and November in each year;

(d)

“Fixed Dividend Rate Period” means for the initial Fixed Dividend Rate Period, the period commencing on November 1, 2001 and ending on the including October 31, 2006, and for each succeeding Fixed Dividend Rate Period, the period commencing on the day immediately following the end of the immediately preceding Fixed Dividend Rate Period and ending on and including October 31, in the fifth year immediately thereafter;

(e)

“Government of Canada Yield” on any date shall mean the average of the yields determined by two registered Canadian investment dealers, selected by the Board of Directors, as being the yield to maturity on such date compounded semi-annually and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada Bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity of five years; and

(f)

“Selected Percentage” for each Fixed Dividend Rate Period means that percentage determined by the Board of Directors as set forth in the notice of the holders of the Series 52 Preference Shares given in accordance with the provisions of Section 4.1, which rate of interest shall be not less than 80% of the Government of Canada Yield.

1.2	General

The holders of the Series 52 Preference Shares shall be entitled to receive fixed, cumulative, preferred cash dividends, as and when declared by the Board of Directors, out of moneys of the corporation properly applicable to the payment of dividends, in the amount per share per annum determined by multiplying the Annual Dividend Rate by the Applicable Redemption Price, payable quarterly in respect of each 12 month period on the Dividend Payment Date (less any tax required to be deducted) and shall be calculated on a 365 or 366 day basis, being the actual number of days in the year in which the amount is to be ascertained, by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable.

Dividends declared on the Series 52 Preference Shares shall (except in case of redemption in which case payment of dividends shall be made on surrender of the certificate representing the Series 52 Preference Shares to be redeemed) be paid by posting in a postage paid envelope addressed to each holder of the Series 52 Preference Shares at the last address of such holder as it appears on the securities register of the Corporation or, in the case of joint holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint holders, or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation, a cheque for such dividends (less any tax required to be deducted) payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a holder of Series 52 Preference Shares at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a holder of Series 52 Preference Shares shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

If on any date on which dividends are to be paid, the dividends accrued to such date are not paid in full on all of the Series 52 Preference Shares then outstanding, such dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such dividends.

The holders of Series 52 Preference Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

1.3	Calculation of Annual Dividend Rate

The Corporation shall calculate on the 21st day prior to the first day of each Fixed Dividend Rate Period the Annual Dividend Rate for each Fixed Dividend Rate Period based upon the Selected Percentage and the Government of Canada Yield in effect at 10:00 a.m. (Toronto, Ontario time) on the said 21st day prior to the first day of each Fixed Dividend Rate Period and give notice thereof: (i) within one (1) business day to all stock exchanges in Canada on which the Series 52 Preference Shares are listed for trading or if the Series 52 Preference Shares are not listed on a stock exchange in Canada, to the Investment Dealers Association of Canada; and (ii) within three (3) business days to, except in relation to the initial Fixed Dividend Rate Period, the holders of the Series 52 Preference Shares by publication once in the national edition of the Globe and Mail in the English language and once in the City of Montréal, Québec in both the French and English languages in a daily newspaper of general circulation in Montreal; provided that if any such newspaper is not being generally circulated at that time, such notice shall be published in another equivalent publication.

2.	Rights on Liquidation

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation for the purpose of winding up its affairs, the holders of the Series 52 Preference Shares shall be entitled to receive the Applicable Redemption Price per Series 52 Preference Share together with all dividends accrued and unpaid up to but excluding the date of payment or distribution, before any amounts shall be paid or any assets of the Corporation distributed to the holders of any shares ranking junior to the Series 52 Preference Shares. Upon payment of such amounts, the holders of the Series 52 Preference Shares shall not be entitled to share in any further distribution of the assets of the Corporation.

3.	Redemption at the Option of the Corporation

Subject to applicable law and Section 5 hereof, upon giving notice as hereinafter provided, the Corporation may, on November 1, 2026 or on November 1 in every fifth year thereafter, redeem at any time all, but not less than all, the outstanding Series 52 Preference Shares on payment of the Applicable Redemption Price for each such share to be redeemed together with accrued and unpaid dividends up to but excluding the date fixed for redemption, the whole constituting the redemption price.

The Corporation shall give notice in writing not less than 45 days nor more than 60 days prior to the date on which the redemption is to take place to each person who at the date of giving such notice is the holder of Series 52 Preference Shares to be redeemed of the intention of the Corporation to redeem such shares; any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each holder of Series 52 Preference Shares to be redeemed at the last address of such holder as it appears on the securities register of the Corporation, or in the case of joint holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint holders or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such holders shall not affect the validity of the redemption as to the other holders of the Series 52 Preference Shares to be redeemed. Such notice shall set out the number of such Series 52 Preference Shares held by the person to whom it is addressed which are to be redeemed and the redemption price and shall also set out the date on which the redemption is to take place, and on and after the date so specified for redemption the Corporation shall pay or cause to be paid to the holders of such Series 52 Preference Shares to be redeemed the redemption price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series 52 Preference Shares so called for redemption; such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable; from and after the date specified in any such notice, the Series 52 Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be duly made by the Corporation; at any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the redemption price of any or all Series 52 Preference Shares called for redemption with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same, and upon such deposit or deposits being made, such shares shall be redeemed on the redemption date specified in the notice of redemption; after the Corporation has made a deposit as aforesaid with respect to any shares, the holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest; any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

4.	Conversion of Series 52 Preference Shares

4.1	Conversion at the Option of the Holder

Holders of Series 52 Preference Shares shall have the right, at their option, on November 1, 2026 and on November 1 in every fifth year thereafter (a “Conversion Date”), to convert, subject to the terms and provisions hereof, all or any Series 52 Preference Shares registered in their name into Series 51 Preference Shares of the Corporation on the basis of one (1) Series 51 Preference Share for each Series 52 Preference Share. The Corporation shall give notice in writing to the then holders of the Series 52 Preference Shares of the Selected Percentage determined by the Board of Directors to be applicable for the next succeeding Fixed Dividend Rate Period and of the conversion right provided for herein; such notice shall be given by posting the same in a postage paid envelope addressed to each holder of the Series 52 Preference Shares at the last address of such holder as it appears on the securities register of the Corporation, or in the case of joint holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint holders or, in the event of the address of any holder not so appearing then to the address of such holder last known to the Corporation. Such notice shall set out the Conversation Date and shall be given not less than 45 days nor more than 60 days prior to the applicable Conversation Date.

If the Corporation gives notice as provided in Section 3 to the holders of the Series 52 Preference Shares of the redemption of all the Series 52 Preference Shares, the Corporation shall not be required to give notice as provided in this Section 4.1 to the holders of the Series 52 Preference Shares of a Selected Percentage, of the conversion right or of the Conversion Date and the right of any holder of Series 52 Preference Shares to convert such Series 52 Preference Shares as herein provided shall cease and terminate in that event.

Holders of Series 52 Preference Shares shall not be entitled to convert their shares into Series 51 Preference Shares if, following the close of business on the 14th day preceding a Conversation Date, the Corporation determines that there would remain outstanding on the Conversion Date less than 500,000 Series 51 Preference Shares after taking into account all Series 52 Preference Shares tendered for conversion into Series 51 Preference Shares and all Series 51 Preference Shares tendered for conversion into Series 52 Preference Shares. The Corporation shall give notice in writing thereof, in accordance with the provisions of the first paragraph of this Section 4.1, to all affected holders of Series 52 Preference Shares at least seven (7) days prior to the applicable Conversion Date and will issue and deliver, or cause to be delivered, prior to such Conversion Date, at the expense of the Corporation, to such holders of Series 52 Preference Shares who have surrendered for conversion any certificate or certificates representing Series 52 Preference Shares, new certificates representing the Series 52 Preference Shares represented by any certificate or certificates surrendered as aforesaid.

4.2	Automatic Conversion

Subject to applicable law, if following the close of business on the 14th day preceding a Conversion Date the Corporation determines that there would remain outstanding on the Conversion Date less than 500,000 Series 52 Preference Shares after taking into account all Series 52 Preference Shares tendered for conversion into Series 51 Preference Shares and all Series 51 Preference Shares tendered for conversion into Series 52 Preference Shares, then, all, but not part, of the remaining outstanding Series 52 Preference Shares shall automatically be converted into Series 51 Preference Shares on the basis of one (1) Series 51 Preference Share for each Series 52 Preference Share on the applicable Conversion Date and the Corporation shall give notice in writing thereof, in accordance with the provisions of Section 4.1, to the holders of such remaining Series 52 Preference Shares at least seven (7) days prior to the Conversion Date.

4.3	Manner of Exercise of Conversion Privilege

The conversion of Series 52 Preference Shares may be effected by surrender of the certificate or certificates representing the same not earlier than 45 days prior to a Conversion Date but not later than the close of business on the 14th day prior to a Conversion Date during usual business hours at any office of any transfer agent of the Corporation at which the Series 52 Preference Shares are transferable accompanied by: (i) payment or evidence of payment of the tax (if any) payable as provided in this Section 4.3; and (ii) a written instrument of surrender in form satisfactory to the Corporation duly executed by the holder, or his attorney duly authorized in writing, in which instrument such holder may also elect to convert part only of the Series 52 Preference Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation shall issue and deliver or cause to be delivered to such holder, at the expense of the Corporation, a new certificate representing the Series 52 Preference Shares represented by such certificate or certificates which have not been converted.

In the event the Corporation is required to convert all remaining outstanding Series 52 Preference Shares into Series 51 Preference Shares on the applicable Conversion Date as provided for in Section 4.2, the Series 52 Preference Shares in respect of which the holders have not previously elected to convert, shall be converted on the Conversion Date into Series 51 Preference Shares and the holders thereof shall be deemed to be holders of Series 51 Preference Shares at the close of business on the Conversion Date and shall be entitled, upon surrender during usual business hours at any office of any transfer agent of the Corporation at which the Series 52 Preference Shares were transferable of the certificate or certificates representing Series 52 Preference Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series 51 Preference Shares in the manner and subject to the terms and provisions as provided in this Section 4.3.

As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series 52 Preference Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series 51 Preference Shares and the number of remaining Series 52 Preference Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the Conversion Date, so that the rights of the holder of such Series 52 Preference Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Series 51 Preference Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series 51 Preference Shares at such time.

The holder of any Series 52 Preference Share on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into Series 51 Preference Shares after such record date and on or before the date of the payment of such dividend.

The issuance of certificates for the Series 51 Preference Shares upon the conversion of Series 52 Preference Shares shall be made without charge to the converting holders of Series 52 Preference Shares for any fee or tax in respect of the issuance of such certificates or the Series 51 Preference Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Series 51 Preference Shares are issued in respect of the issuance of such Series 51 Preference Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the holder of the Series 52 Preference Shares converted, and the Corporation shall not be required to issue or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

4.4	Status of Converted Series 52 Preference Shares

All Series 52 Preference Shares converted into Series 51 Preference Shares on a Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Conversion Date.

5.	Restrictions on Dividends and Retirement of Shares

Without the approval of the holders of outstanding Series 52 Preference Shares:

(a)

the Corporation shall not declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking junior to the Series 52 Preference Shares) on any shares of the Corporation ranking junior to the Series 52 Preference Shares;

(b)

the Corporation shall not redeem, purchase or otherwise retire or make any capital distribution on or in respect of any shares of the Corporation ranking junior to the Series 52 Preference Shares (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Series 52 Preference Shares);

(c)	the Corporation shall not purchase or otherwise retire less than all of the Series 52 Preference Shares then outstanding;

(d)

the Corporation shall not redeem, purchase or otherwise retire (except in connection with the exercise of any retraction privilege or any mandatory redemption or purchase obligation attaching thereto) any shares of any class or series ranking on a parity with the Series 52 Preference Shares provided that, for greater certainty, the covenant in this Section (d) shall not limit or affect any such action in respect of any class of shares ranking in priority to the Series 52 Preference Shares; or

(e)	the Corporation shall not issue any additional Class A Preference Shares or any shares ranking on a parity with the Series 52 Preference Shares;

unless, in each such case, all dividends on outstanding Series 52 Preference Shares accrued up to and including the dividend payable for the last completed period for which dividends were payable shall have been declared and paid. Any approval of the holders of the Series 52 Preference Shares required to be given pursuant to Section 5 may be given in accordance with Section 9. Notwithstanding the provisions of Section 9, any approval required to be given pursuant to this Section 5 may be given by the affirmative vote of the holders of the majority of the Series 52 Preference Shares present or represented at a meeting or adjourned meeting of the holders of Series 51 Preference Shares duly called for that purpose and at which a quorum is present.

6.	Purchase for Cancellation

The Corporation may at any time purchase for cancellation the whole or any part of the Series 52 Preference Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which in the opinion of the Board of Directors such shares are obtainable plus in each case all accrued and unpaid dividends and costs of purchase.

7.	Voting Rights

The holders of Series 52 Preference Shares will not be entitled (except as otherwise permitted by law) to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation unless the Corporation fails to pay eight (8) dividends on the Series 52 Preference Shares, whether or not consecutive, in which case the holders of the Series 52 Preference Shares shall have the right to receive notice of, and to attend, each meeting of shareholders of the Corporation which takes place more than 60 days after the date on which the failure first occurs (other than a separate meeting of the holders of another series or class of shares) and such holders shall have the right, at any such meeting, to one (1) vote for each Series 52 Preference Shares held (provided that when entitled to vote in the election of directors, holders of Series 52 Preference Shares shall vote together with holders of Class A Limited Voting Shares in the election of one-half of the board of directors), until all such arrears of dividends on the Series 52 Preference Shares shall have been paid whereon such rights shall cease unless and until the same default shall again arise under the provisions of this Section 7.

8.	Modifications

The provisions attaching to the Series 52 Preference Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Business Corporations Act (Ontario), any such approval to be given in accordance with Section 9.

None of the series provisions of the articles of the Corporation relating to the Series 52 Preference Shares shall be amended or otherwise changed unless, contemporaneously therewith, the series provisions, if any, relating to the Series 51 Preference Shares are, to the extent deemed required by the Corporation, amended or otherwise changed in the same proportion and in the same manner.

9.	Approval of Holders of Series 52 Preference Shares

9.1	Approval

Except as otherwise provided herein, any approval of the holders of the outstanding Series 52 Preference Shares with respect to any matters requiring the consent of the holders of the Series 52 Preference Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the holders of outstanding Series 52 Preference Shares or passed by the affirmative vote of at least 66 2/3% of the votes cast by the holders of Series 52 Preference Shares who voted in respect of that resolution at a meeting of the holders of the Series 52 Preference Shares duly called for that purpose and at which a quorum as required by the by-laws of the Corporation is present, subject to a minimum requirement that the quorum at the meeting (other than an adjourned meeting) be at least two persons entitled to vote thereat.

9.2	Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of Series 52 Preference Shares shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of holders of Series 52 Preference Shares, each holder of Series 52 Preference Shares entitled to vote thereat shall have one vote in respect of each $25.00 of the issue price of each Series 52 Preference Share held.

10.	Tax Election

The Corporation shall elect, in the manner and within the time provided under the Income Tax Act (Canada), under Subsection 191.2(1) of the said Act, or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay tax at a rate such that no holder of the Series 52 Preference Shares will be required to pay tax on dividends received on the Series 52 Preference Shares under Section 187.2 of Part IV.I of such Act or any successor or replacement provision of similar effect.

11.	Mail Service Interruption

If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to the holder of any Series 52 Preference Share, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)

give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and

(b)

fulfil the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the transfer agent for the Series 52 Preference Shares at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered holder and who is entitled to receive such cheque or share certificate.

12.	Interpretation

In the provisions herein contained attaching to the Series 52 Preference Shares:

(a)

“accrued and unpaid dividends” means the aggregate of: (i) all unpaid dividends on the Series 52 Preference Shares for any quarterly period; and (ii) the amount calculated as though dividends on each Series 52 Preference Share had been accruing on a day-to-day basis from and including the date on which the last quarterly dividend was payable to but excluding the date to which the computation of accrued dividends is to be made;

(b)

“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; and

(c)

in the event that any date on which any dividend on the Series 52 Preference Shares is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the holders of Series 52 Preference Shares hereunder, is not a business day (as hereinafter defined), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a business day. A “business day” shall be a day other than a Saturday, a Sunday or any other day that is treated as a holiday at the Corporation’s principal office in Canada.